SEC File No. 024-11052

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A

Amendment No. 1

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

SNM GLOBAL HOLDINGS, INC.
(Exact name of issuer as specified in its charter)

Nevada

(State of other jurisdiction of incorporation or organization)

7950 NW 53rd Street, Suite 337

Miami, Florida 35166

(410) 733-6551

(Address, including zip code, and telephone number, including area code of issuer's principal executive office)

GKL Registered Agents of Nevada, Inc.

P. O. Box 3679

Carson City, Nevada 89702

(888) 682-4366

(Name, address, including zip code, and telephone number, including area code, of agent for service)

2833 MEDICINAL CHEMICALS & BOTANICAL PRODUCTS	81-2153803
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Offering Circular is following the Offering Circular format described in Part II (a)(1)(ii) of Form 1-A.

PART II - OFFERING CIRCULAR - FORM 1-A: TIER 1

An Offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular Subject to Completion

Dated August 23, 2019

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

SNM GLOBAL HOLDINGS, INC.

1,300,000,000 (estimated) Shares of Common Stock

at a Range of $0.0005 per Share to $0.02 per Share;

Price to be Set upon SEC Qualification

Minimum Investment: $1,500

Maximum Offering: $16,250,000

See The Offering - Page 5, Securities Being Offered - Page 57 For Further Details. None of the Securities Offered Are Being Sold By Present Security Holders. This Offering Will Commence Upon Qualification of this Offering by the Securities and Exchange Commission and Will Terminate 1 year from the date of qualification by the Securities And Exchange Commission, Unless Extended or Terminated Earlier By The Issuer

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PLEASE REVIEW ALL RISK FACTORS IN THE RISK FACTOR SECTION BEGINNING ON PAGE 18 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT.

Because these securities are being offered on a "best efforts" basis, the following disclosures are hereby made:

	Number of Shares	Price to Public		Underwriting Discounts and Commissions (1)(2)	Proceeds Before Expenses to Company
Per Share		$0.0005 to $0.02	*	-

Total Maximum	1,300,000,000	$16,250,000			$16,250,000	(3)
__________

*

The Company will provide final pricing information with a specific share price after qualification by the United States Securities and Exchange Commission (the “Commission”) in a final or supplemental Offering circular before or at the time of the sale of our Common Stock.

(1)	The Company shall pay no commissions to underwriters for the sale of securities under this Offering.
(2)	There are no finder's fees or other fees being paid to third parties from the proceeds.
(3)

Does not reflect payment of expenses of this Offering, which are estimated to not exceed $30,000 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This $16,250,000 amount represents the proceeds of the Offering to the Company, which will be used as set out in "USE OF PROCEEDS TO ISSUER" on page 39.

SNM Global Holdings, Inc., a Nevada corporation, (the “Company,” “we,” “us,” “our” or “SNM Global”) reserves the right to change the fixed Price Per Share to the Public during the Offering and will file a post-qualification amendment to the Offering Statement at the time of any such change.

We are Offering, on a best-efforts and self-underwritten basis, a number of shares of our common stock at a price per share between $0.005 and $0.02 with no minimum amount to be sold up to a maximum of 1,300,000,000 shares. Upon qualification by the Securities and Exchange Commission (“SEC” or the “Commission”) ) and the filing of a final Offering circular by the Company with the Commission, the price per share will be set at a specific Share Price and all of the Shares registered in this Offering will be without restriction or further registration under Rule 251m, unless such Shares are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.

The end date of the Offering will be 12 months from the date the Offering Circular is qualified by the Commission unless extended by the Company, in its own discretion, for up to another 90 days or earlier terminated by the Company in its own discretion, which may occur at any time.

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Prior to this Offering, there has been a thinly traded public market for our common shares in the OTC Markets Pink Tier at sub-penny prices. Our ticker symbol is “SNMN” and the closing price of our common stock on July 30, 2019 was $0.0014.

It is currently estimated that the direct public Offering price per share will be between $0.0005 and $.02 with a maximum Offering amount of up to $16,250,000. No assurances can be provided that the full Offering will be achieved.

We expect that the amount of Offering expenses will be approximately $30,000.

The Offering will terminate at the earlier of: (1) the date at which the maximum Offering amount has been sold, (2) the date that is 12 months from the date this Offering Statement is qualified by the Commission, (unless we tend the Offering at our own discretion, for up to another 90 days) or (3) the date at which we terminate the Offering in our sole discretion, which may occur at any time. The Offering is being conducted on a best-efforts basis without any minimum aggregate investment target. We may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company.

We are a Shell Company as defined in Rule 405, because we are a company with less than nominal operations, and we have no assets consisting of only cash or cash equivalents (See Risk Factors on page 18).

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS.”

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO: www.investor.gov.

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This Offering is inherently risky. See “Risk Factors” beginning on page 18.

Sales of these securities will commence three calendar days of the qualification date and the filing of a Form 253(g)(2) Offering Circular AND it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F). We are following the “Offering Circular” format of disclosure under Regulation A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

As of July 31, 2019, there were 269 shareholders of record of our common stock. We have not paid any dividends on our common stock. We currently intend to retain any earnings for use in our business, and therefore we do not anticipate paying cash dividends in the foreseeable future.

This Offering consists of Common Stock (the "Shares" or individually, each a "Share") that is being offered on a "best efforts" basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by SNM Global. There are 1,300,000,000 (estimated) Shares being offered at a price range of $0.005 to $0.002 per Share, a definitive price of which will be set upon qualification by the SEC. There is a minimum investment of $1,500 per investor. We are offering the Shares to an unlimited number of Accredited Investors and an unlimited number of Non-Accredited Investors. The maximum aggregate amount of the Shares offered is $16,250,000 (the "Maximum Offering"). There is no minimum number of Shares that needs to be sold for funds to be released to us and for this Offering to close. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this Offering. The Shares that we are offering will be sold on our behalf by our Officers and Directors, who are deemed to be underwriters of this Offering. Our Officers and Directors will not receive any commissions or proceeds for selling the shares on our behalf. There is uncertainty that we will be able to sell any of the Shares being offered herein. In Offering the securities on our behalf, our Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act’). This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

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No sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to Accredited Investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Currently, Troy Lowman, our CEO owns approximately 50.1% of the voting power of our outstanding capital stock. We will amend the beneficial ownership table in the Offering Circular once we determine the definitive number of shares to be sold and the fixed price of the Offering by filing a Final Offering Circular Supplement.

GENERALLY, AT OUR DISCRETION, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV. (WHICH IS NOT INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR)

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED 'BLUE SKY' LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

NOTICE TO FLORIDA RESIDENTS

THE SECURITIES REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPT UNDER SECTION 517.061 OF THE FLORIDA SECURITIES ACT. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. IN ADDITION, ALL FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

EACH STATE HAS SEPARATE FILING REQUIREMENTS FOR TIER 1 REGULATION A+ FILINGS: FOR EXAMPLE, FLORIDA REQUIRES THE FOLLOWING:

FLORIDA ACCEPTS THE UNIFORM APPLICATION TO REGISTER SECURITIES (FORM U1) AND ALLOWS FOR ELECTRONIC SIGNATURE OF FORMS.

REGISTRATION REQUIRES FILING OR DELIVERY OF:

a)	FILING FEE
b)	APPLICATION FORM
c)	FINANCIAL STATEMENTS
d)	A CONSENT TO SERVICE OF PROCESS (FORM U2)
e)	SEC FORM 1-A WITH EXHIBITS
f)	DETAILED ITEMIZATION OF ALL OFFERING EXPENSES
g)	CORPORATE RESOLUTION
h)	INCORPORATION DOCUMENTS AND EXHIBITS
i)	OPTIONS AND WARRANTS POLICY
j)	APPLICANT ESCROW AGREEMENT OF OFFERING PROCEEDS (IF APPLICABLE)

PATRIOT ACT RIDER

THE INVESTOR HEREBY REPRESENTS AND WARRANTS THAT THE INVESTOR IS NOT, NOR IS IT ACTING AS AN AGENT, REPRESENTATIVE, INTERMEDIARY OR NOMINEE FOR A PERSON IDENTIFIED ON THE LIST OF BLOCKED PERSONS MAINTAINED BY THE OFFICE OF FOREIGN ASSETS CONTROL, U.S. DEPARTMENT OF TREASURY. IN ADDITION, THE INVESTOR HAS COMPLIED WITH ALL APPLICABLE U.S. LAWS AND REGULATIONS, DIRECTIVES, AND EXECUTIVE ORDERS ;RELATING TO ANTI-MONEY LAUNDERING,  INCLUDING BUT NOT LIMITED TO THE FOLLOWING LAWS: (1) THE UNITING AND STRENGTHENING AMERICA BY PROVIDING APPROPRIATE TOOLS REQUIRED TO INTERCEPT AND OBSTRUCT TERRORISM ACT OF 2001, PUBLIC LAW 107-56, AND (2) EXECUTIVE ORDER 13224 (BLOCKING PROPERTY AND PROHIBITING TRANSACTIONS WITH PERSONS WHO COMMIT, THREATEN TO COMMIT, OR SUPPORT TERRORISM) OF SEPTEMBER 23, 2001.

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NO DISQUALIFICATION EVENT (“BAD BOY” DECLARATION)

NONE OF THE COMPANY, ANY OF ITS PREDECESSORS, ANY AFFILIATED ISSUER, ANY DIRECTOR, EXECUTIVE OFFICER, OTHER OFFICER OF THE COMPANY PARTICIPATING IN THE OFFERING CONTEMPLATED HEREBY, ANY BENEFICIAL OWNER OF 20% OR MORE OF THE COMPANY'S OUTSTANDING VOTING EQUITY SECURITIES, CALCULATED ON THE BASIS OF VOTING POWER, NOR ANY PROMOTER (AS THAT TERM IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT OF 1933) CONNECTED WITH THE COMPANY IN ANY CAPACITY AT THE TIME OF SALE (EACH, AN “ISSUER COVERED PERSON”) IS SUBJECT TO ANY OF THE “BAD ACTOR” DISQUALIFICATIONS DESCRIBED IN RULE 506(D)(1)(I) TO (VIII) UNDER THE SECURITIES ACT OF 1933 (A “DISQUALIFICATION EVENT”), EXCEPT FOR A DISQUALIFICATION EVENT COVERED BY RULE 506(D)(2) OR (D)(3) UNDER THE SECURITIES ACT. THE COMPANY HAS EXERCISED REASONABLE CARE TO DETERMINE WHETHER ANY ISSUER COVERED PERSON IS SUBJECT TO A DISQUALIFICATION EVENT.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. We have not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are Offering to sell and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed Offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an Offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the Offering statement is qualified, is reasonably expected to be offered and sold within two years from the initial qualification date. No securities will be offered or sold “at the market.” The supplement will not, in the aggregate, represent any change from the maximum aggregate Offering price calculable using the information in the qualified Offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the Offering circular after qualification.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of its Board of Directors and in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

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Page
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	10
SUMMARY	11
RISK FACTORS	18
USE OF PROCEEDS	39
DILUTION	36
DISTRIBUTION	37
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	49
OUR BUSINESS	42
MANAGEMENT	51
EXECUTIVE COMPENSATION	55
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	55
PRINCIPAL STOCKHOLDERS	55
DESCRIPTION OF SECURITIES	57
DIVIDEND POLICY	59
SHARES ELIGIBLE FOR FUTURE SALE	59
LEGAL MATTERS	59
EXPERTS	60
WHERE YOU CAN FIND MORE INFORMATION	60
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1

We are Offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

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USE OF MARKET AND INDUSTRY DATA

This Offering Circular includes market and industry data that we have obtained from third-party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management has developed its knowledge of such industries through its experience and participation in these industries or through the management of companies from which we intend to acquire interests of from the proceeds of this Offering. While our management believes the third-party sources referred to in this Offering Circular are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this Offering Circular or ascertained the underlying economic assumptions relied upon by such sources. Furthermore, internally prepared and third-party market prospective information, in particular, are estimates only and there will usually be differences between the prospective and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material. Also, references in this Offering Circular to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this Offering Circular.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as 'anticipate,' 'estimate,' 'expect,' 'project,' 'plan,' 'intend,' 'believe,' 'may,' 'should,' 'can have,' 'likely' and other words and terms of similar, meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

In this Offering Circular, unless the context indicates otherwise, references to "SNM Global Holdings, Inc.", are referred to herein as "we", our" "us", “SNM”, “SMN Global” or the Company

OFFERING CIRCULAR SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the "Risk Factors" section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Corporate Information

We were incorporated on December 29, 2006 in Nevada. Our fiscal year-end date is December 31. Our virtual office is located at 7950 NW 53rd Street, Suite 337, Miami, Florida 33166 and our phone number is 410-733-6551. We currently have no website but plan to construct a website by the end of 2019. No information contained in this document is incorporated in or is accessible through our future website into this Offering Circular, and you should not consider any information on, or that can be accessed through our future website as part of this Offering Circular.

We have conducted limited operations and have generated no revenue to date. Our business plan is dependent upon acquiring interests of companies that are in the entertainment, cannabis, and organic fertilizer business.

Mission Statement

We intend to acquire interests of companies in the business of entertainment, cannabis, and organic fertilizer.

Going Concern

Our accountant has expressed substantial doubt about our ability to continue as a going concern. We have suffered losses and have experienced negative cash flows from operations, which raises substantial doubt about our ability to continue as a going concern. We are highly dependent on our ability to continue to obtain investment capital from future funding opportunities to fund the current and planned operating levels until the revenues generated from billing and insurance meets the critical breakeven point. Our continuation as a going concern is dependent upon our ability to bring in income generating activities and our ability to continue receiving investment capital from future funding opportunities. There is no assurance can be given that we will be successful in these efforts. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

11

Shell Status

We are a Shell Company and have designated our Shell status in our reports with otcmarkets.com

Trading Market

Our Common Stock trades in the OTCMarket Pink Open Market Sheets under the symbol “SNMN”.

We are Offering, on a best-efforts and self-underwritten basis, a number of shares of our common stock at a fixed priced per share between $0.0005 and $0.02 with a minimum investment amount of $1,500 to be sold up to a maximum of 1,300,000,000 shares, but not to exceed $16,250,000 in gross proceeds. The fixed price per share, determined upon Commission qualification, shall be fixed for the duration of the Offering, unless a post-effective amendment is filed to reset the price per share and approved by the Commission. The shares are intended to be sold directly through the efforts of our officers/directors.

We have 3,000,000,000 authorized common stock shares, of which there are 1,522,493,471 issued and outstanding. We have 10,000,000 authorized Preferred Shares, all shares of which are outstanding.

Our officers/directors will be selling shares of common stock on our behalf.

We are quoted on the OTC Pink market and there is a limited established market for our stock. We arbitrarily determined the Offering price of the Shares. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the Offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the Offering price should not be considered an indication of the actual value of our securities.

The Offering is being conducted on a self-underwritten, best efforts basis, which means our management will attempt to sell the shares being offered hereby on our behalf. There is no underwriter for this Offering. However, we may engage various securities brokers to place shares of common stock in this Offering with investors on a commission basis. As there is no minimum Offering, upon the approval of any subscription to this Offering Circular, we shall immediately deposit said proceeds into our bank account and we may dispose of the proceeds in accordance with the Use of Proceeds.

Completion of this Offering is not subject to us raising a minimum Offering amount. We do not have an arrangement to place the proceeds from this Offering in an escrow, trust or similar account. Any funds raised from the Offering will be immediately available to us for our immediate use. We have provided an estimate below of the gross proceeds to be received by the Company if 25%, 50%, 75%, and 100% of the Shares registered in the Offering are sold.

The Offering

This is a public Offering of securities of SNM Global Holdings, a Nevada corporation. We are Offering 1,300,000,000 shares of our Common Stock at an Offering price between $0.005 per share and $0.02 per share, the Offering Price of which will be set upon Qualification by the Commission (the “Offered Shares” or “Shares”). This Offering will terminate on twelve months from the day the Offering is qualified (except that the Company may extend the Offering by an additional 90 days), or the date on which the maximum Offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is $1,500.

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These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” on page 18 to read about factors you should consider before buying shares of Common Stock.

Our Common Stock currently trades on the Pink Open Market under the symbol “SNMN” and the closing price of our Common Stock on  August 22, 2019 was $0.0006. Our Common Stock currently trades on a sporadic and limited basis.

We are offering our shares without the use of an exclusive placement agent. We expect to commence the sale of the shares as of the date on which the Offering Statement is Qualified by the SEC.

As there is no minimum Offering, upon the approval of any subscription to this Offering Circular, we shall immediately deposit said proceeds into our bank account and may dispose of the proceeds in accordance with the Use of Proceeds.

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In Offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

This Offering is being made on a self-underwritten basis without the use of an exclusive placement agent, however, we may engage various securities brokers to place shares in this Offering with investors on a commission basis. As there is no minimum Offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH. We have not currently engaged any party for the public relations or promotion of this Offering. As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

We are Offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

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Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and Accredited Investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000, excluding their primary residences or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public Offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The Offering

This Offering Circular relates to the sale of up to 1,300,000,000 shares of our Common Stock, through the efforts of our executive officer and directors, at a price of $0.0005 to $0.02 per share (the specific price of which will be set Upon Qualification by the SEC) , for total Offering proceeds of up to $16,250,000, if all Offered Shares are sold. The minimum amount established for investors is $1,500 unless we waive such minimum, in our sole discretion, on a case-by-case basis. There is no minimum aggregate Offering amount and we will not escrow or return investor funds if any minimum number of shares is not sold. All money we receive from the Offering will be immediately available to us for the uses set forth in the “Use of Proceeds” section of this Offering Circular.

Shares offered hereby will be sold by our directors and executive officers on our behalf. We may also elect to engage licensed broker-dealers. No sales agents have yet been engaged to sell shares. All shares will be offered on a “best-efforts” basis.

This Offering will terminate one year after the Offering Statement of which this Offering Circular is a part is qualified by the SEC, or once all offered securities are sold, whichever occurs first. Notwithstanding the foregoing, the Company may extend the Offering by an additional 90 days or terminate the Offering at any time.

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Issuer in this Offering:	SNM Global.

Securities offered:	Common Stock

Common Stock to be outstanding before this Offering:	1,533,493,471

Common Stock to be outstanding after this Offering:	3,033,493,471*

Price per share:	$0.0005 to $0.02 (Price to be Set Upon Qualification by the SEC)

Maximum Offering amount:	$16,250,000 assuming the maximum amount of shares are sold.

Use of proceeds:

We estimate that the net proceeds to us from this Offering, after deducting estimated Offering expenses, will be approximately $16,220,000, assuming the maximum amount of shares of Common Stock are sold.

Assuming the maximum amount of shares of Common Stock are sold, we intend to use the net proceeds from this Offering for joint ventures with an entertainment company and acquiring interests in 3 companies, 2 of which are in the business of Cannabis and 1 in the business of organic fertilizer. Notwithstanding the foregoing, our management will have broad discretion over how these proceeds are used. Notwithstanding the foregoing, our management will have broad discretion over how these proceeds are used. For additional information, see “Use of Proceeds.” For additional information, see “Use of Proceeds.”

Dividend policy:

Holders of our Common Stock are only entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for dividends. We do not intend to pay dividends for the foreseeable future. Our ability to pay dividends to our stockholders in the future will depend on regulatory restrictions, liquidity and capital requirements, our earnings and financial condition, the general economic climate, our ability to service any equity or debt obligations senior to our Common Stock and other factors deemed relevant by our board of directors. For additional information, see “Dividend Policy.”

Risk factors:	Investing in our Common Stock involves risks. See “Risk Factors” for a discussion of certain factors that you should carefully consider before making an investment decision.

*We plan on conducting a reverse stock split of our common stock, the date and ratio of which have not yet been determined.

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SUMMARY OF FINANCIAL INFORMATION

SNM Global Holdings, Inc.

Balance Sheets

(Unaudited)

ASSETS
	For the Year Ended
	December 31,	December 31,
	2018	2017
CURRENT ASSETS
Cash and cash equivalents	$-	$-
Total current assets	-	-

INVESTMENTS	-	-

Total Assets	$-	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$15,555	$6,949
Accrued expenses	-	-
Due to shareholder	169,889	248,874
Current maturities of notes payable	457,500	335,000
Total current liabilities	642,944	590,823

LONG-TERM NOTES PAYABLE	-	-

Total Liabilities	642,944	590,823

STOCKHOLDERS' EQUITY
Common stock - par value $.001
3,000,000,000 shares authorized;
1,394,211,721 shares issued and outstanding respectively	1,279,212	1,279,212
Preferred stock - par value $.001;
10,000,000 shares authorized;
10,000,000 shares issued and outstanding respectively	10	10
Additional paid-in capital	3,786,783	3,786,783
Accumulated deficit	(5,708,949)	(5,656,828)
Total stockholders' equity	(642,944)	(590,823)

Total Liabilities and Stockholders' Equity	$-	$-

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SNM Global Holdings, Inc.

Statements of Operations

(Unaudited)

	Year Ended	Year Ended
	December 31,	December 31,
	2018	2017	$ Change

REVENUES	$-	$-	$-

OPERATING COSTS AND EXPENSES	38,089	350,865	(312,776)
ADMINISTRATIVE COSTS	14,032	84,135	(70,103)

Total Expenses	52,121	435,000	(382,879)

Operating Income (Loss)	(52,121)	(435,000)	382,879

OTHER INCOME (EXPENSES)	-	-	-

Income before income taxes	(52,121)	(435,000)	382,879

Provision for income taxes	-	-	-

NET INCOME (LOSS)	$(52,121)	$(435,000)	$382,879

Earnings Per Share (see Note 2):
Basic weighted average number
of common shares outstanding	1,394,211,721	1,394,211,721	-

Basic income (loss) per share	$-	$-	$-

Diluted weighted average number
of common shares outstanding	1,394,211,721	1,394,211,721	-

Diluted income (loss) per share	$-	$-	$-

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ABOUT THIS CIRCULAR

We have prepared this Offering Circular to be filed with the SEC for our Offering of securities. The Offering Circular includes exhibits that provide more detailed descriptions of the matters discussed in this circular. You should rely only on the information contained in this circular and its exhibits. We have not authorized any person to provide you with any information different from that contained in this Offering Circular. The information contained in this Offering Circular is complete and accurate only as of the date of this Offering Circular, regardless of the time of delivery of this circular or sale of our Shares. This Offering Circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. All documents relating to this Offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing our Common Stock. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled "Cautionary Statement Regarding Forward-Looking Statements".

Risks Related to SNM Global

Our accountant has indicated doubt about our ability to continue as a going concern.

As of  June 30, 2019, we incurred a net loss of $73,731 for the three months ended  June 30, 2019 compared to a net loss of $65,123 for the six months ended  June 30, 2018. As of  June 30, 2019, we had $0 cash to satisfy our future cash requirements, a working capital deficit of $716,665 and an accumulated deficit of $5,782,670. These conditions raise substantial doubt about our ability to continue as a going concern. If we are unable to generate significant revenue or secure financing, we may be required to cease or curtail our operations.

We cannot predict when or if we will produce revenues.

We have generated no revenues for the year ended December 31, 2018 or since our inception. For us to fulfil our business plan, as set forth in this Offering Circular, we must raise capital. The timing of the completion of our proposed acquisitions and joint ventures and ability to generate revenues are contingent upon the proceeds from this Offering. There is no assurance that we will generate revenues sufficient to generate our business.

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If we fail to raise sufficient funds from this Offering, our business plan of acquiring interests in other companies will fail, and our results of operations will be negatively impacted, or we will be forced to cease our operations and possibly seek bankruptcy protection.

We have not yet acquired any of the interests we intend to acquire. Should we fail to raise adequate funds from this Offering, we will be unable to acquire the interests or fulfil our plan of operations and we will be forced to terminate our operations and possibly seek bankruptcy protection, in which case you will lose your entire investment.

Even if we acquire the interests, the businesses from which they are acquired may be unsuccessful in their individual business pursuits, and our results of operations will be negatively impacted, and you lose your entire investment.

There is no history of operations from which an investor may judge the possible success of the businesses from which we intend to acquire interests. Accordingly, if the operations of any one or several of the businesses fail, you will lose your entire investment.

We were previously unsuccessful in raising sufficient funds from a $10,000,000 Regulation A Offering.

The SEC previously issued us a Notice of Qualification for a Regulation A Offering that we filed with the SEC in 2017. The proceeds from that Regulation A Offering were for the stated purpose of acquiring interests in entertainment properties, a restaurant, a beauty supply company, and a school business, all of which involved companies different from those specified in this Offering. We were unable to raise enough funds from that Offering to complete any such acquisitions. If we are similarly unsuccessful in raising sufficient funds from this Regulation A Offering to meet our objectives, you will lose your entire investment.

Because of our new business model, we have not proven our ability to generate profit, and any investment is high risky.

We have very little meaningful operating history, so it will be difficult for you to evaluate an investment in our stock. We have not acquired any of the interests of the companies discussed herein and our ability to acquire said interests is contingent upon raising sufficient funds from this Offering. Our auditors have expressed substantial doubt about our ability to continue as a going concern. We cannot assure that we will ever be profitable. Since we have not proven the essential elements of profitable operations, you will be furnishing venture capital to us and will bear the risk of complete loss of your investment in the event we are unsuccessful.

The interests that we intend to acquire, Kannabis Kings, BayGrow, GEC, and Bullitt Point, involve businesses that have unproven business models.

None of the companies from which we intend to acquire interests have commenced their operations to a sufficient level to prove their business model, as follows: (a) Kannabis Kings plans to acquire a California Microbusiness License to engage in growing, distributor and retailer activities related to cannabis, however, it has not yet acquired such license; (b) BayGrow filed an application for a Maryland Medical Cannabis Growers License, however, the Maryland license application process is highly selective and many applicants are not granted such license; (c) GEC Organics has had limited operations in the business of producing and selling organic fertilizer; (d) Bullitt Point has movies and documentaries in various stages of production, however, it has not fully completed or distributed any film properties.

As a result, all of the businesses from which we plan to acquire interests have unproven business models, may be unsuccessful in the future, and there is little information upon which an investor may judge their prospects.

The agreements with the companies from which we plan to obtain interests from are non-binding and are merely term sheets, a memorandum of understanding, and a commitment letter, which do not constitute definitive agreements.

We have a non-binding Term Sheet from Kannabis Kings, a non-binding Memorandum of Terms with GEC Organics, a Commitment Letter from BayGrow, and a binding Term Sheet with Bullitt Point. Because the Kannabis Kings Term Sheet and GEC Organics Memorandum of Terms are non-binding, they do not require any contractual commitments by us, Kannabis Kings or GEC Organics. None of the foregoing are definitive agreements and all are contingent upon raising sufficient funds from this Offering to make the stated investments in those companies. As such, our current agreements do not have the level of contractual enforceability than that with definitive agreements.

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Our non-binding Term Sheet with Kannabis Kings provides for our acquiring a 50% ownership in Kannabis Kings, with no revenue share and only a 50% net profit.

Our non-binding Term Sheet does not specifically provide that we will receive revenues from Kannabis Kings and only specifies a 50% net profit percentage. As such, even if we successfully fund Kannabis Kings and Kannabis Kings generates substantial revenues, we may derive no monetary benefit whatsoever if Kannabis Kings never reports a profit.

We may require additional financing to sustain or grow our operations, which may not be attainable.

If we do not raise the full amount we expect to raise in this Offering, we may need to borrow funds or raise additional equity capital to sustain our operations. In addition, our growth will be dependent on our ability to access additional equity and debt capital after this Offering is completed. Moreover, part of our business strategy may involve the use of debt financing to increase potential revenues. Our inability in the future to obtain additional equity capital or a corporate credit facility on attractive terms, or at all, could adversely impact our ability to execute our business strategy, which could adversely affect our growth prospects and future stockholder returns.

We depend heavily on our Chief Executive Officer.

Our future success depends to a significant degree on the skills, experience and efforts of our CEO. We have no key man life insurance for our CEO. Should we lose the services of our CEO, we may be unable to hire another CEO with similar and equal skills to direct our operations.

Investors may lose their entire investment if we fail to implement our business plan.

We expect to face substantial risks, uncertainties, expenses, and difficulties because we plan to acquire interests in companies and develop joint ventures with another company. We and the companies which we plan to acquire interests from have limited operations in their respective business plan from which you can evaluate our business and prospects and that of our potential acquisitions. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. We cannot guarantee that we will be successful in accomplishing our acquisition objectives.

Our business and operations and that of the businesses that we may acquire interests in may experience rapid growth; if we fail to manage our growth, our business and operating results could be negatively impacted.

Assuming we are successful in obtaining material funding from this Offering, we and the companies from which we plan to acquire interests from may experience rapid growth in our operations, which may place significant demands on our and those companies’ management, operational and financial infrastructure. If the companies from which we intend to acquire interests do not manage growth, the quality of their products and/or services could materially suffer, which could negatively affect our brand and operating results and that of the companies we intend to acquire interests of. To manage this growth, we and those companies will need to continue to improve operational, financial and management controls and reporting systems and procedures. These systems enhancements and improvements will require significant capital expenditures and allocation of valuable management resources. If the improvements are not implemented successfully, our and those companies’ ability to manage growth will be impaired causing significant additional expenditures.

If we fail to maintain an effective system of internal controls, we may be unable to accurately report our financial results or prevent fraud; as a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our brand and operating results will likely be harmed. We may in the future discover areas of our internal controls that need improvement. We cannot be certain that any measures we implement will ensure that we achieve and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information and materially harm our business, which would have a negative effect on our operations.

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We and our potential acquisitions have limited little operating histories and a relatively new business model in an emerging and rapidly evolving market, which makes it difficult to evaluate our prospects and may increase the risk that we be unsuccessful.

We and our potential acquisitions have little operating history. You must consider our business and prospects and that of the companies we intend to acquire interests from, considering the risks and difficulties that will been encounter by early-stage companies in new and rapidly evolving markets. We or those companies may be unable to successfully address these risks and difficulties, which could materially harm our business and operating results.

Acquiring interests in other companies could result in operating difficulties, dilution and other harmful consequences.

We do not have direct experience in acquiring interests of companies. We plan to acquire a percentage of 4 companies in diverse businesses, including cannabis, entertainment, and organic fertilizer, which acquisitions if completed will be material to our financial condition and results of operations and may create material risks, including:

•	the need to implement or remediate controls, procedures and policies appropriate for a larger public company.

•	diversion of management time and focus from operating our business to acquisition integration challenges.

•	cultural challenges associated with integrating employees from the acquired company into our organization.

•	retaining employees.

•	the need to integrate each company’s accounting, management information, human resource and other administrative systems to permit effective management.

Should we be unsuccessful in the above integration aspects, the anticipated benefit of our acquiring interests in other companies may not materialize. Future acquisitions or dispositions will likely result in potentially dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition. Future acquisitions may require us to obtain additional equity or debt financing, which may be unavailable on favorable terms or at all.

Our Chief Executive Officer has potential conflicts of interest because of his interests in entities with which we have license agreements.

Our Chief Executive Officer owns 100% of our Preferred Shares and is also a Managing Member and 80% owner of Bullitt Point. We and Bullitt Point have completed a May 1, 2019 Letter of Intent to establish a joint venture project whereby in return for funding of $5,000,000 to the joint venture, we will hold 50% interest in all of Bullitt Point’s entertainment properties. Our Chief Executive Officer is also a Managing Member of Kannabis Kings. Accordingly, our Chief Executive Officer has potential conflicts of interest between his interests in Bullitt Point and our interests, and his interests in Kannabis Kings and our interests, which may result in our Chief Executive Officer favoring the interests of Bullitt Point and/or Kannabis Kings over our interests and that of our shareholders.

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Risks Related to Bullitt Point

Because the motion picture industry is highly speculative and inherently risky, our motion pictures may be commercially unsuccessful, in which case we will be unable to recover our costs, leading to material losses.

The motion picture industry is highly speculative and inherently risky. We cannot assure you that any motion picture we release, distribute, license, acquire or produce will be successful since the revenues derived from the production and distribution of a motion picture depend primarily upon its acceptance by the public, which is unpredictable The revenues derived also may not necessarily correlate to the production or distribution costs incurred. Additionally, a motion picture's commercial success depends upon the quality and acceptance of other competing films released into the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and other tangible and intangible factors, all of which can change and cannot be predicted with certainty. Therefore, there is a substantial risk that some or all the motion pictures or other programs that we release, distribute, license, acquire or produce will not be commercially successful, resulting in costs not being recovered or anticipated profits not being realized. Additionally, forecasting film revenue and associated gross profits from our films prior to release is extremely difficult and may result in significant write-offs.

There are significant risks associated with the motion picture industry.

The completion and commercial success of a motion picture is extremely unpredictable, and the motion picture industry involves a substantial degree of risk. Each motion picture is an individual artistic work, and its commercial success is primarily determined by audience reaction, which is unpredictable. The completion and commercial success of a motion picture also depends upon other factors, such as:

•	talent and crew availability,

•	financing requirements,

•	distribution strategy, including the time of the year and the number of screens on which it is shown,

•	the number, quality and acceptance of other competing films released into the marketplace at or near the same time,

•	critical reviews,

•	the availability of alternative forms of entertainment and leisure time activities,

•	piracy and unauthorized recording, transmission and distribution of motion pictures,

•	general socioeconomic conditions and political events,

•	weather conditions, and

•	other tangible and intangible factors.

All these factors can change and cannot be predicted with certainty. In addition, motion picture attendance is seasonal, with the greatest attendance typically occurring during the summer and holidays. The release of a film during a period of relatively low theater attendance is likely to affect the film’s box office receipts adversely.

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Domestic theatrical distribution is competitive and dominated by major studio distributors.

Domestic theatrical distribution is very competitive. A substantial majority of the motion picture screens in the United States typically are committed at any one time to between 10 and 15 films distributed nationally by major studio distributors that can command greater access to available screens. Although some theaters specialize in exhibiting independent motion pictures and art-house films, there is intense competition for screen availability for these films as well. The number of motion pictures released theatrically in the United States also has increased in recent years, which has increased competition for exhibition outlets and audiences. Should we be unsuccessful in our distribution efforts, our financial condition and operations will be negatively impacted.

Bullitt Point will face substantial capital requirements and financial risks.

The development and distribution of motion pictures and other media programs requires significant capital. A significant amount of time will elapse between our expenses and the receipt of commercial revenues. This time lapse will require Bullitt Point to use a significant portion of its capital or obtain requirements from other financing sources. Bullitt Pont will be subject to substantial financial risks relating to the production, acquisition, completion and release of its films. Any of the foregoing could have a material adverse effect on our and Bullitt Point’s business, results of operations and financial condition. In addition, film's production or distribution may incur substantial budget overruns. Increased costs may result in such films not being ready for release at the intended time and the postponement to a potentially less favorable time, all of which could cause a decline in performance, and thus the overall financial success of such films. Budget overruns could also prevent films from being completed or released. Any of the foregoing could have a material adverse effect on our and Bullitt Point’s business, results of operations and financial condition.

Since Bullitt Point may require additional funds before completing its films, its expenses may be increased, and it may take them longer to generate revenues.

Since Bullitt Point is not currently generating revenues, we or Bullitt Point may need to raise additional capital through either equity or debt financings in order to continue operations and complete Bullitt Point’s films. Neither we or Bulllitt Point have any identifiable source of such funds and cannot guarantee that any source will develop soon. General overhead and administrative costs will be incurred by Bullitt Point during production, which means any delay would also increase our expenses and reduce your potential investment return. If Bullitt Point does not have an additional source of operating capital and is unable to complete the post-production and marketing of films, its ability to continue business will be compromised and Bullitt Point may be forced to either significantly curtail its operations or shut down altogether, in which case you may lose your entire investment.

Bullitt Point has not completed any distribution agreements.

Bullitt Point has not entered into any distribution agreements. Therefore, the sale of Bullitt Point’s films currently under production are not presently assured and is dependent upon its acceptance in the marketplace by distributors at the time its market its films, as well as the state of the market and competition for distribution outlets at that time.

Bullitt Point may incur significant expenses in order to protect and defend against intellectual property claims, including claims where others may assert intellectual property infringement claims against Bullitt Point.

Bullitt Point’s success depends, in part, upon enough protection of our intellectual property. There can be no assurance that infringement or misappropriation claims (or claims for indemnification resulting from such claims) will not be asserted or prosecuted against Bullitt Point, or that any assertions or prosecutions will not materially adversely affect Bullitt Point’s business, financial condition or results of operations. Notwithstanding the validity or the successful assertion of such claims, Bullitt Point would incur significant costs and diversion of resources with respect to defense of such actions, which could have a material adverse effect on Bullitt Point’s business, financial condition or results of operations.

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Bullitt Point’s film production budgets may increase, and film production spending may exceed our budget.

Bullitt Point’s film budget may continue to increase due to factors including, but not limited to, (1) escalation in compensation rates of people required to work on Bullitt Point’s current projects, (2) number of personnel required to work on Bullitt Point’s current projects, (3) equipment needs. Due to production exigencies, which are often difficult to predict, it is not uncommon for film production spending to exceed film production budgets, and our current project may not be completed within the budgeted amounts.

Risks Related to the GEC Organics

GEC is subject to the following risks:

•	The demand for organic food and the need for organically grown crops may be volatile and experience downturns in demand.

•	Environmental concerns and related carbon credits will vacillate from time to time.

Federal Risks Related to Cannabis (Kannabis Kings and BayGrow Solutions, LLC)

Cannabis remains illegal under Federal law.

Despite the development of a legal cannabis industry under the laws of certain states, these state laws legalizing medical and adult cannabis use conflict with the Federal Controlled Substances Act, which classifies cannabis as a Schedule-I controlled substance and makes cannabis use and possession illegal on a national level. The United States Supreme Court has ruled that it is the Federal government that has the right to regulate and criminalize cannabis, even for medical purposes, and thus Federal law criminalizing the use of cannabis preempts state laws that legalize its use.

As the possession and use of cannabis is illegal under the Federal Controlled Substances Act, we may be deemed to be aiding and abetting illegal activities through the services that we provide to users and advertisers. As a result, we may be subject to enforcement actions by law enforcement authorities, which would materially and adversely affect our business.

Under Federal law, and more specifically the Federal Controlled Substances Act, the possession, use, cultivation, and transfer of cannabis is illegal. Our business provides services to customers that were engaged in the business of possession, use, cultivation, and/or transfer of cannabis. As a result, law enforcement authorities, in their attempt to regulate the illegal use of cannabis, may seek to bring an action or actions against us, including, but not limited, to a claim of aiding and abetting another’s criminal activities. The Federal aiding and abetting statute provide that anyone who “commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.” 18 U.S.C. §2(a). Because of such an action, we may be forced to cease operations and our investors could lose their entire investment. Such an action would have a material negative effect on sale of our services.

Federal enforcement practices could change with respect to services providers to participants in the cannabis industry, which could adversely impact us. If the Federal government were to change its practices or were to expend its resources attacking providers in the cannabis industry, such action could have a materially adverse effect on our operations, our customers, or the sales of our products.

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It is possible that additional Federal or state legislation could be enacted in the future that would prohibit our advertisers from selling cannabis, and, if such legislation were enacted, such advertisers may discontinue the use of our services, our potential source of customers would be reduced, causing revenues could decline. Further, additional government disruption in the cannabis industry could cause potential customers and users to be reluctant use and advertise on our products, which would be detrimental to the Company. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated,

As the possession and use of cannabis is illegal under the Federal Controlled Substances Act, we may be deemed to be aiding and abetting illegal activities through the services that we provide to users and advertisers; as a result, we may be subject to enforcement actions by law enforcement authorities, which would materially and adversely affect our business.

Under Federal law, and more specifically the Federal Controlled Substances Act, the possession, use, cultivation, and transfer of cannabis is illegal. Our business provides services to customers that may be directly or indirectly engaged in the business of possession, use, cultivation, and/or transfer of cannabis. As a result, law enforcement authorities, in their attempt to regulate the illegal use of cannabis, may seek to bring an action or actions against us, including, but not limited, to a claim of aiding and abetting another’s criminal activities. The Federal aiding and abetting statute provide that anyone who “commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.” 18 U.S.C. §2(a). As a result of such an action, we may be forced to cease operations and our investors could lose their entire investment. Such an action would have a material negative effect on our business and operations.

Federal enforcement practices could change with respect to service providers or participants in the cannabis industry, which could adversely impact us. If the Federal government were to change its practices or were to expend its resources attacking providers in the cannabis industry, such action could have a materially adverse effect on our operations, our customers, or the sales of our products.

It is possible that additional Federal or state legislation could be enacted in the future that would prohibit our advertisers from selling cannabis, and if such legislation were enacted, such advertisers may discontinue the use of our services, our potential source of customers would be reduced, causing revenues could decline. Further, additional government disruption in the cannabis industry could cause potential customers and users to be reluctant to advertise on our sites, which would negatively affect our revenues. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Participants in the cannabis industry may have difficulty accessing the service of banks, which may make it difficult for us to operate.

Despite recent rules issued by the United States Department of the Treasury mitigating the risk to banks who do business with cannabis companies permitted under state law, as well as recent guidance from the United States Department of Justice, banks remain weary to accept funds from businesses in the cannabis industry. Since the use of cannabis remains illegal under Federal law, there remains a compelling argument that banks may be in violation of Federal law when accepting for deposit funds derived from the sale or distribution of cannabis. Consequently, businesses involved in the cannabis industry continue to have trouble establishing banking relationships. An inability to open bank accounts may make it difficult for us, or some of our advertisers, to do business.

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Federal enforcement practices could change with respect to services provided to participants in the cannabis industry, which could adversely impact us; if the Federal government were to expend its resources on enforcement actions against service providers in the cannabis industry under guidance provided by the Sessions Memo, including asset forfeiture actions, such actions could have a material adverse effect on our operations, our customers, or our services.

On January 4, 2018, the U.S. Attorney General Jeff Sessions issued the Sessions Memo stating that the Cole Memo was rescinded effectively immediately. Mr. Sessions stated that “prosecutors should follow the well-established principles that govern all federal prosecutions,” which require “federal prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community.” Mr. Sessions went on to state in the memorandum that “previous nationwide guidance specific to marijuana is unnecessary and is rescinded, effective immediately.” It is unclear at this time whether the Sessions Memo indicates that the Trump administration will strongly enforce the federal laws applicable to cannabis or what types of activities will be targeted for enforcement. We may be irreparably harmed by a change in enforcement policies of the federal government depending on the nature of such change.

Attorney General Order No. 3946-2018 released by Jeff Sessions on July 19, 2018 shows that he is in favor of law enforcement using civil asset forfeiture as “an effective tool to reduce crime” and that “its use should be encouraged where appropriate.” It is possible that due to the recent Sessions Memo our clients may discontinue the use of our services, our potential source of customers may be reduced, and our revenues may decline. Further, additional government disruption in the cannabis industry could cause potential customers and users to be reluctant to use our services or buy advertising from us. It is possible that due to the recent Sessions Memo our clients may discontinue the use of our services, we or our customers may be subject to asset forfeiture actions, our potential source of customers may be reduced, and our revenues may decline. Further, additional government disruption in the cannabis industry could cause potential customers and users to be reluctant to use advertising services, which would negatively impact our results of operations.

Recently, the 2018 Farm Bill officially reclassifies hemp for commercial uses after decades of statutes and legal enforcement conflating hemp and marijuana, the Farm Bill distinguishes between the two by removing hemp from the Controlled Substances Act. While the two are closely related, hemp lacks the high concentration of THC that is responsible for the “high” from the use of marijuana. This would effectively move Regulation Ad enforcement of the crop from the purview of the Drug Enforcement Agency to the U.S. Department of Agriculture.

Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect our business, and we cannot predict the impact that future regulations may have on us.

Local, state and federal medical marijuana laws and regulations are broad in scope and they are subject to evolving interpretations, which could require us to incur substantial costs associated with compliance. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our revenues, profitability, and financial condition.

In addition, it is possible that regulations may be enacted in the future that will be directly applicable to Kannabis Kings and Bay Grow. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business. These potential effects could include, however, requirements for the revisions to our products to meet new standards, the recall or discontinuance of certain products, or additional record keeping and reporting requirements. Any or all these requirements could have a material adverse effect on our business, financial condition, and results of operations.

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State Cannabis Related Regulatory Risks/Further Cannabis Risks (Bay Grow and Kannabis Kings)

If Bay Grow fails to be approved for a Maryland Grow License, our results of operations will be negatively impacted, and you may lose your entire investment.

The granting of a Maryland Grow License is highly selective and subject to intense competition. If Bay Grow fails to be approved and obtain such license our operations and financial condition will be materially and negatively impacted, and you may lose your entire investment.

If Bay Grow fails to comply with the rules and regulations adopted by the Maryland Cannabis Commission, Bay Grow could be subject to fines, injunctions, cease and desist orders or other sanctions, which will negatively impact our operations and financial condition.

Should Bay Grow be successful in being approved for a Maryland Grow License, its business will be governed by regulations administered by the Maryland Cannabis Commission. Should Bay Grow fail to comply with these regulations it may be subject to fines, injunctions, cease and desist orders or other sanctions, which will negatively impact its and our operations and financial condition.

If we fail to obtain enough funding from this Offering, Kannabis Kings will be unable to obtain a Microbusiness License and its and our results of operations will be negatively impacted.

If we fail to obtain enough funding from this Offering, Kannabis Kings will be unable to purchase a California Microbusiness License, which if acquired would entitle Kannabis Kings to engage in the activities described on page 46. If Kannabis Kings fails to obtain such license Kannabis Kings and our operations and financial condition will be negatively impacted.

Should Kannabis Kings obtain a Microbusiness License, and it fails to comply with the rules and regulations adopted by the California Department of Food and Agriculture and the California Department of Public Health, Kannibis Kings could be subject to fines, license suspensions, license revocation or other sanctions, which will negatively impact Kannabis Kings and our operations and financial condition.

Should Kannabis Kings be successful in acquiring a Microbusiness License, its business will be governed by regulations administered by the California Department of Food and Agriculture and California Department of Public Health. Should Kannabis Kings fail to comply with these regulations, Kannabis Kings may be subject to fines, injunctions, cease and desist orders or other sanctions, which will negatively impact our and Kannabis Kings’ operations and financial condition.

U.S. Federal and foreign regulation and enforcement may adversely affect the implementation of cannabis laws and regulations and may negatively impact our revenues, or we may be found to be violating the Controlled Substances Act or other U.S. federal, state, or foreign laws.

In December 2018, the Farm Bill was signed into law. Under section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of USDA. A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under ACA, or workplace safety plans under OSHA—both of which had federally-run systems for states opting not to set up their own systems. Non-cannabis hemp is a highly regulated crop in the United States for both personal and industrial production.

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The law outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3 percent THC). The law details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses.

Section 12619 of the Farm Bill removes hemp-derived products from its Schedule I status under the Controlled Substances Act, but the legislation does not legalize CBD generally. CBD, with some minor exceptions, remains a Schedule I substance under federal law. The Farm Bill ensures that any cannabinoid—a set of chemical compounds found in the cannabis plant—that is derived from hemp will be legal, if and only if that hemp is produced in a manner consistent with the Farm Bill, associated federal regulations, association state regulations, and by a licensed grower. All other cannabinoids, produced in any other setting, remain a Schedule I substance under federal law and are thus illegal.

In October 2018, the United States Drug Enforcement Agency (“DEA”) rescheduled drugs approved by the United States Food and Drug Administration (“FDA”) which contain CBD derived from cannabis and no more than 0.1 percent tetrahydrocannabinols from Schedule I, the highest level of restriction with a high potential for abuse, to Schedule V, the lowest restriction with the lowest potential for abuse under the Controlled Substances Act (“CSA”). This ruling does not apply to Cannabidiol (“CBD”) products such as oils, tinctures, extracts, and other foods because they are not FDA approved.

In October 2018, the FDA was advised by the DEA that removing CBD from the CSA would violate international drug treaties to which the United States is a signatory. Specifically, the DEA explained that the United States would “not be able to keep obligations under the 1961 Single Convention on Narcotic Drugs if CBD were decontrolled under the CSA”.

Consequently, the FDA revised its recommendation and advised the DEA to place CBD in Schedule V—which applies to drugs with demonstrated medical value and deemed unlikely to cause harm, abuse, or addiction—instead. Nonetheless, the FDA declared that “[i]f treaty obligations do not require control of CBD, or the international controls on CBD…are removed at some future time, the above recommendation for Schedule V under the CSA would need to be revisited promptly.”

On May 22, 2018, the DEA released the Internal Directive Regarding the Presence of Cannabinoids in Products and Materials Made from the Cannabis Plant, which states “The mere presence of cannabinoids is not itself dispositive as to whether a substance is within the scope of the CSA; the dispositive question is whether the substance falls within the CSA definition of marijuana.”

Many CBD products are derived from cannabis. Some come from marijuana (“Marijuana-CBD”). Marijuana-CBD remains a Schedule I substance. Marijuana-CBD products may be legal under state law in states like Washington, Oregon, and California but their sale is only permitted through a state-regulated marijuana market in the respective state of legal cultivation. Marijuana-CBD products are only legal in states where they were cultivated and these products are heavily regulated at all stages of production, from seed-to-sale. These products come from licensed producers, are developed by licensed processors or manufacturers, and are sold to the public through licensed retailers or dispensaries. Marijuana-CBD products may also contain significant levels of THC.

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On the other hand, CBD derived from industrial hemp (“Hemp-CBD”) can be argued as falling completely outside the CSA because the cultivation of industrial hemp was legalized by Section 7606 of the Agricultural Act of 2014 (the “2014 Farm Bill”). Industrial hemp is defined as the cannabis plant with less than .3% THC. The 2014 Farm Bill also requires that industrial hemp to be cultivated under a state agricultural pilot program. Some states also require a license to cultivate or process industrial hemp into other products like Hemp-CBD.

The distribution of Hemp-CBD products is arguably legal under federal law because the 2014 Farm Bill does not explicitly limit distribution. In oral arguments during HIA v. DEA, the DEA admitted that the 2018 Farm Bill pre-empted the CSA with regards to industrial hemp. The DEA has rarely taken any enforcement action against distributors of Hemp-CBD, in part because Congress has limited the DEA’s ability to use federal funds to do so and because the DEA would have to legally establish that the CSA does in fact cover Hemp-CBD. However, the DEA, FDA, and other federal agencies issued guidance in 2016 stating that the 2014 Farm Bill did not permit the interstate transfer or commercial sale of industrial hemp. Several states like Idaho prohibit the distribution of Hemp-CBD. Other states like Ohio, Michigan, and California significantly restrict the distribution of Hemp-CBD.

Even though Hemp-CBD does not fall within the CSA, Hemp-CBD products have not been approved by the FDA. This is also true of Marijuana-CBD. This means that even cannabis derived Marijuana-CBD and Hemp-CBD products containing less than .1% THC are not approved CBD drugs for lack of FDA approval.

There is always some risk of enforcement action against Hemp-CBD distributors, as the budgetary restriction that prevented the DEA from using funds to prosecute industrial hemp distributors expired on September 30, 2018. It is also possible that the FDA could take a more aggressive approach to limit the distribution of CBD products.

We may be subject to compliance actions by the Food and Drug Administration (FDA) for making unsubstantiated claims as to our products efficacy or intended use.

On April 2, 2019, outgoing FDA Commissioner Scott Gotlieb issued a statement on the agency’s website, www.fda.gov, pledging the agency will continue to use its authority to take action against companies and product developers which make unproven claims to treat serious or life-threatening diseases, and “where patients may be misled to forgo otherwise effective, available therapy and opt instead for a product that has no proven value or may cause them serious harm.”

The FDA has issued warning letters, in collaboration with the Federal Trade Commission, to three companies – Advanced Spine and Pain LLC (d/b/a Relievus), Nutra Pure LLC and PotNetwork Holdings Inc. – in response to their making unsubstantiated claims related to more than a dozen different products and spanning multiple product webpages, online stores and social media websites. The FDA deemed that companies “used these online platforms to make unfounded, egregious claims about their products’ ability to limit, treat or cure cancer, neurodegenerative conditions, autoimmune diseases, opioid use disorder, and other serious diseases, without sufficient evidence and the legally required FDA approval.”

The agency has said it may pursue a company making medical claims about products asserting to contain CBD that haven’t been approved by the FDA. The FDA has stated that selling unapproved products with unsubstantiated therapeutic claims can put patients and consumers at risk. The FDA does not believe these products have not been shown to be safe or effective, and deceptive marketing of unproven treatments may keep some patients from accessing appropriate, recognized therapies to treat serious and even fatal diseases. Additionally, because they are not evaluated by the FDA, there may be other ingredients that are not disclosed, which may be harmful.

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The FDA has pledged to continue to monitor the marketplace and take enforcement action as needed to protect the public health against companies illegally selling CBD products that claim to prevent, diagnose, treat, or cure serious diseases, such as cancer, Alzheimer’s disease, psychiatric disorders and diabetes; illegally selling cannabis and cannabis-derived products that can put consumers at risk; and marketing and distributing such products in violation of the FDA’s authorities.

Different states and different advertising networks may have their own regulations and restrictions regarding advertising CBD products.

Relevant state and local laws may make it difficult to advertise in various markets. The two largest ad buying platforms -- Facebook and Google -- still do not allow CBD advertising (it is designated as a “dangerous product”) on their platforms, which limits the digital marketing efforts of CBD companies to organic marketing. For new businesses, the inability to promote their brand without paid social and search ads makes it extremely challenging to get the qualified traffic needed to grow their online retail business.

Additional regulatory considerations that must be taken into account include the Federal Trade Commission’s regulation of unfair and deceptive product labeling and marketing, as well as state law regulation of food safety. States have the authority to regulate matters related to the health and safety of its own citizens, such that the 2018 Farm Bill and regulation by the USDA will not necessarily preempt state or local laws regulating the manufacture and distribution of cannabis-related products that are not directly in conflict with federal law. States may still choose to enact their own laws that can promote or restrict the sale of cannabis-based products. States such as Indiana and Alabama do not permit the sale of CBD oil on a personal level without a prescription.

Any and all claims of medicinal value must be substantiated with reputable scientific support and may be subject to evaluation by the FDA.

There are limitations to how CBD may be marketed and what potential benefits may be advertised.

Any and all claims of medicinal value must be substantiated with reputable scientific support and may be subject to evaluation by the FDA and we may be unable to effectively market our products without proper scientific documentation.

In April 2019, outgoing FDA Commissioner Scott Gottlieb acknowledged that the FDA is considering whether to use its authority to issue regulations that would permit the marketing of CBD in foods or as dietary supplements. However, until the law changes, it is the FDA’s position that selling unapproved products with unsubstantiated therapeutic claims both violates the law and potentially puts patients at risk. Commissioner Gottlieb also asserted that it continues to be unlawful to market foods containing added CBD or THC or dietary supplements containing CBD or THC, regardless of whether the substances are hemp-derived and regardless of the claims being made. FDA takes this position based on the operation of statutory “exclusionary clauses” in the Food, Drug and Cosmetic Act related to food additives and dietary supplements. Specifically, FDA has determined that both CBD and THC, which are now active ingredients in FDA-approved drugs, were the subject of substantial clinical investigations before they were marketed as foods or dietary supplements, and due to the operation of the exclusionary clauses, FDA concludes that it is currently illegal to introduce CBD or THC into the food supply or to market these ingredients as dietary supplements.

Additional regulatory considerations that must be taken into account include the Federal Trade Commission’s regulation of unfair and deceptive product labeling and marketing, as well as state law regulation of food safety.

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We may be subject to certain tax risks and treatments that could negatively impact our results of operations.

Section 280E of the Internal Revenue Code, as amended, prohibits businesses from deducting certain expenses associated with trafficking controlled substances (within the meaning of Schedule I and II of the Controlled Substances Act). The IRS has invoked Section 280E in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws. Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly, and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that these courts will issue an interpretation of Section 280E favorable to cannabis businesses.

Risks Related to this Offering and Our Securities

The Offering price of our shares has been arbitrarily determined.

Our management has determined the number and price of shares offered by the Company. The price of the shares we are offering was arbitrarily determined based upon the current market value, illiquidity and volatility of our Common Stock, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the Offering. The Offering price for the Common Stock sold in this Offering may be than the fair market value for our Common Stock.

The Subscription Agreement between us and investors in this Offering provides that such agreement is governed by Nevada law and United States laws arising from the Securities Act and the Exchange Act; however, US federal law will prevail in such circumstances, preventing investors of availing themselves of Nevada law.

Although the Subscription Agreement between us and investors states that the agreement is pursuant to Nevada law , it further provides that the US federal securities laws subject the parties to the agreement to an exclusive forum in the federal courts of the state of Nevada, and further that Securities Act Section 22 creates concurrent jurisdiction , respectively, for federal and state courts over all lawsuits brought to enforce any duty of liability created by the Securities Act or the rules and regulations thereunder. Additionally, Exchange Act 27 creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, an Investors’ ability to seek relief in the state courts as a more favorable jurisdiction, will likely fail because the Courts will defer to federal jurisdiction.

Because we are a shell company there are restrictions imposed upon the transferability of unregistered shares.

We are a shell company as defined in Rule 405, because we are a company with nominal operations and no assets. Accordingly, there will be illiquidity of any future trading market until we are no longer considered a shell company, as well as restrictions imposed upon the transferability of unregistered shares outlined in Rule 144(i). Our investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the date that we cease to be a shell company. Because investors may not be able to rely on an exemption for the resale of their shares other than Rule 144, and there is no guarantee that we will cease to be a shell company, they may be unable to re-sell our shares in the future and could lose their entire investment as a result. These restrictions and requirements may have a negative impact on our ability to attract additional capital.

We may not register or qualify our securities with any state agency pursuant to blue sky regulations.

The holders of shares of our Common Stock and persons who desire to purchase them in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. We currently do not intend to and may not be able to qualify securities for resale in states which require shares to be qualified before they can be resold by our shareholders. We will register in all States requiring registration under this Regulation A+ Offering as required by law.

We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds and may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this Offering in a manner that does not produce income or that loses value.

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Investors may have difficulty in reselling their shares due to the lack of market.

Our Common Stock is not currently traded on any exchange but is quoted on OTC Markets Pink marketplace under the trading symbol “SNMN.” There is a limited trading market for our Common Stock. There is no guarantee that any significant market for our securities will ever develop. Further, the state securities laws may make it difficult or impossible to resell our shares in certain states. Accordingly, our securities should be considered highly illiquid.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our Common Stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our Common Stock is a “penny stock”, and we are subject to Rule 15g-9 under the Securities Exchange Act or 1934 (the “Exchange Act”), or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our Common Stock will qualify for exemption from the Penny Stock Rule. In any event, even if our Common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Our shares are subject to the penny stock rules, making it more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If the price of our Common Stock is less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser's written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker- dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

The market price for our Common Stock is volatile, which could lead to wide fluctuations in our share price.

Our stock price is particularly volatile when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats. The volatility in our share price is attributable to several factors. First, our Common Stock is sporadically and thinly traded. Because of this limited liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could decline precipitously if a large number of our Common Stock is sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of significant profits to date, and uncertainty of future market acceptance for our products. Many of these factors are beyond our control and may decrease the market price of our Common Stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our Common Stock will be at any time. Moreover, the OTC Pink marketplace is not a liquid market in contrast to the major stock exchanges. Consequently, you may be unable to sell your Common Stock at or above your purchase price, which may result in substantial losses to you.

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Purchasers of our Common Stock may experience immediate dilution and/or future dilution.

We are authorized to issue up to 3,000,000,000 shares of Common Stock, of which 1,533,493,471 shares were issued and outstanding as of July 31, 2019. We plan to issue approximately an estimated 1,300,000,000 common stock shares in connection with this Offering. Our board of directors has the authority to cause us to issue additional shares of Common Stock without consent of any of our stockholders and there are several classes of preferred stock that may be converted to Common Stock. Consequently, common stockholders may experience dilution in their ownership of our stock in the future and as a result of this Offering.

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

We are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”). As such, our accountants do not have a third party reviewing the accounting. Our accountants may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting misstated financials statements.

Our financial statements may be materially affected if our estimates prove to be inaccurate as a result of our limited experience in making critical accounting estimates.

Financial statements prepared in accordance with GAAP require the use of estimates, judgments and assumptions that affect the reported amounts. Different estimates, judgments and assumptions reasonably could be used that would have a material effect on the financial statements, and changes in these estimates, judgments and assumptions are likely to occur from period to period in the future. These estimates, judgments and assumptions are inherently uncertain, and, if they prove to be wrong, then we face the risk that charges to income will be required. In addition, because we have limited to no operating history and limited experience in making these estimates, judgments and assumptions, the risk of future charges to income may be greater than if we had more experience in these areas. Any such charges could significantly harm our business, financial condition, results of operations and the price of our securities.

Shares eligible for future sale may have adverse effects on our share price.

We are Offering 1,300,000,000 shares of our Common Stock, as described in this Offering Circular. We cannot predict the effect, if any, of future sales of our shares, or the availability of shares for future sales, on the market price of our shares. The market price of our shares may decline significantly when the restrictions on resale by certain of our stockholder’s lapse. Sales of substantial amounts of shares or the perception that such sales could occur may adversely affect the prevailing market price for our shares. After the completion of this Offering, we may issue additional shares in subsequent public Offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share issuances, which may dilute the existing stockholders’ interests in us.

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The rights of the holders of Common Stock may be impaired by the potential issuance of preferred stock.

Although we have no present intention to issue any additional series of preferred stock, we may issue such shares in the future. If we were to issue shares of preferred stock, the rights of the holders of Common Stock could be impaired by such issuance of preferred stock.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their Common Stock, and stockholders may be unable to sell their shares on favorable terms or at all. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our Common Stock.

Our bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our bylaws, provide that Company shall indemnify its officers and directors for any liability including reasonable costs of defense arising out of any act or omission of any officer or director on behalf of the Corporation to the full extent allowed by the laws of the State of Nevada, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Thus, our company may be prevented from recovering damages for certain alleged errors or omissions by the officers and Directors for liabilities incurred in connection with their good faith acts for our company. Such an indemnification payment might deplete our assets. Stockholders who have questions respecting the fiduciary obligations of the officers and Directors of our company should consult with independent legal counsel. It is the position of the SEC that exculpation from and indemnification for liabilities arising under the Securities Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

Failure to achieve and maintain internal controls in accordance with Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and stock price.

If we fail to maintain adequate internal controls or fail to implement required new or improved controls, as we grow or as such control standards are modified, supplemented or amended from time to time; we may not be able to assert that we can conclude on an ongoing basis that we have effective internal controls over financial reporting. Effective internal controls are necessary for us to produce reliable financial reports and are important in the prevention of financial fraud. If we cannot produce reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and there could be a material adverse effect on our stock price.

The preparation of our consolidated financial statements involves the use of estimates, judgments and assumptions, and our consolidated financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management's judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

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If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

Future issuances of our Common Stock or securities convertible into our Common Stock, or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding stock, could cause the market price of our Common Stock to decline and would result in the dilution of your shareholding.

Future issuances of our Common Stock or securities convertible into our Common Stock, and/or conversion of the Notes convertible into Common Stock, or the expiration of lock-up agreements that restrict the sale of Common Stock by selling shareholders, or the trading of outstanding stock, could cause the market price of our Common Stock to decline. We cannot predict the effect, if any, of the exercise of conversion of the Notes into Common Stock or other future issuances of our Common Stock or securities convertible into our Common Stock, or the future expirations of lock-up agreements, on the price of our Common Stock. In all events, future issuances of our Common Stock would result in the dilution of your shareholding. In addition, the perception that locked-up parties will sell their securities when the lockups expire, could adversely affect the market price of our Common Stock.

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Our management has broad discretion as to the use of certain of the net proceeds from this Offering.

We intend to use up to $16,250,000 of the proceeds from this Offering (if we sell all the shares being offered) for acquiring interests of other companies, working capital and other general corporate purposes. However, we cannot specify with certainty the uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all the net proceeds from this Offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this Offering in a manner that does not produce income or that loses value. Please see "Use of Proceeds" below for more information.

Because the risk factors referred to above, as well as other risks not mentioned above, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which ones will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

DILUTION

Investors in this Offering will experience immediate dilution from the sale of Shares by the Company. If you invest in our Shares, your interest will be diluted to the extent of the difference between the public Offering price per share of our Common Stock and the as adjusted net tangible book value per share of our capital stock after this Offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of Common Stock outstanding. Net tangible book value dilution per share of Common Stock to new investors represents the difference between the amount per share paid by purchasers in this Offering and the as adjusted net tangible book value per share of Common Stock immediately after completion of this Offering.

As of June 30, 2019, our net tangible book value was estimated at approximately ($790,582) or approximately $0.0005 per share. After giving effect to our sale of the maximum Offering amount of $16,250,000 in securities, assuming no other changes since June 30, 2019, our as-adjusted net tangible book value would be approximately $15,459,418 or $0.006 per share. At an Offering price of $0.013 per share, this represents an immediate dilution in net tangible book value of $0 . 007 per share to investors of this Offering, as illustrated in the following table:

Public Offering price per share	$0.013
Net tangible book value per share	$(0.0005)
Change in net tangible book value per share attributable to new investors	$0.007
Adjusted net tangible book value per share	$0.006
Dilution per share to new investors in the Offering	$0.007

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Percentage of shares offered that are sold	100.00%	75.00%	50.00%	25.00%

Price to the public charged for each share in this Offering	$0.013	$0.013	$0.013	$0.013

Historical net book value per share as of June 30, 2019	$(0.0005)	$(0.0005)	$0.0005	$0.0005

Increase in net book value per share attributable to new investors in this Offering (2)	$0.007	0.006	0.005	0.003

Net book value per share, after this Offering	$0.006	0.005	0.004	0.002

Dilution per share to new investors	$0.007	0.008	0.009	0.011

The above calculations are based on 1,394,211,721 common shares of Common Stock issued and outstanding as of  June 30, 2019 before adjustments of up to 2,694,211,721 shares of Common Stock to be outstanding after adjustment, assuming the Offering is completed without additional shares issued, assets acquired, or liabilities incurred.

PLAN OF DISTRIBUTION

We are Offering up to 1,300,000,000 shares of our Common Stock for between $0.0005 and $0.02 per share, for a total of up to $16,250,000 in gross Offering proceeds, assuming all securities are sold. The minimum investment for any investor is $1,500, unless such minimum is waived by the Company, which may be done in its sole discretion on a case-by-case basis. There is no minimum Offering amount or provision to escrow or return investor funds if any minimum number of shares is not sold, and we may sell significantly fewer shares of Common Stock than those offered hereby. In fact, there can be no assurances that the Company will sell any or all the Offered shares. All funds received from the Company will be immediately available for its use.

Our Common Stock is not now listed on any national securities exchange; however, the Company’s Common Stock is quoted on OTC Markets Pink marketplace. There is currently only a limited market for our securities and there is no guarantee that a more substantial or active trading market will develop in the future. There is also no guarantee that our securities will ever trade on any listed exchange. Accordingly, our shares should be considered highly illiquid, which inhibits investors’ ability to resell their shares.

Upon this Offering Circular being qualified by the SEC, the Offering will be conducted as a continuous Offering (and not on a delay basis) pursuant to Rule 251(d)(3)(f) of the Regulation A under the Securities Act, however, this Offering will terminate one year from the initial qualification date of this Offering Circular, unless extended or terminated by the Company. The Company may terminate this Offering at any time and may also extend, in our sole discretion, the Offering term by 90 days.

Currently, we plan to have our directors and executive officers and directors sell the shares offered hereby on a best-efforts basis. They will receive no discounts or commissions. Our executive officers will deliver this Offering Circular to those persons who they believe might have interest in purchasing all or a part of this Offering. The Company may generally solicit investors; however, it must abide by the “blue sky” regulations relating to investor solicitation in the states where it will solicit investors. There can be no assurances that our Offering Circular and this Offering will be available in any particular State. All Shares will be offered on a “best efforts” basis.

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Our directors and officers will not register as broker-dealers under Section 15 of the Exchange Act in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the Offering of the issuer’s securities and not be deemed to be a broker-dealer. The conditions are that:

•	the person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Securities Act of 1933 (the “Securities Act”), at the time of his participation; and

•	the person is not at the time of their participation an associated person of a broker-dealer; and

•	the person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (i) primarily performs, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (ii) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (iii) does not participate in selling and Offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 of the Exchange Act.

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to hold their positions as officers or directors following the completion of the Offering and have not been during the past 12 months and are currently not brokers or dealers or associated with brokers or dealers. They have not nor will they participate in the sale of securities of any issuer more than once every 12 months.

As of the date of this Offering Circular, we have not entered into any arrangements with any selling agents for the sale of our Common Stock; however, we may engage one or more selling agents to sell our Common Stock in the future. If we elect to do so, we will supplement this Offering Circular as appropriate.

All subscription agreements and checks received by the Company for the purchase of shares are irrevocable until accepted or rejected by the Company and should be delivered to the Company as provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company’s Chief Executive Officer or by specific resolution of our board of directors. Any subscription not accepted within 30 days will be automatically deemed rejected. Once accepted, the Company will deliver a stock certificate to a purchaser within five days from request by the purchaser; otherwise purchasers’ shares will be noted and held on the book records of the Company.

In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. We have not yet applied for “blue sky” registration in any state, and there can be no assurance that we will be able to apply, or that our application will be approved, and our securities will be registered, in any state in the US. We intend to sell the shares only in the states in which this Offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

Should any fundamental change occur regarding the status of this Offering or other matters concerning the Company, we will file an amendment to this Offering Circular disclosing such matters.

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Investors should be aware that our subscription agreement is made under the laws of Nevada and for all purposes shall be governed by and construed in accordance with the laws of that State, including, without limitation, the validity of the Subscription Agreement, the construction of its terms, and the interpretation of the rights and obligations of the parties hereto. Notwithstanding the foregoing, Investors are subject to an exclusive forum in the federal courts of the state of Nevada and are governed by the state laws of Nevada and the laws of the United States for any claims arising from the Securities Act of 1933, as amended (“Securities Act”)  and the Securities and Exchange Act of 1934, as amended (“Exchange Act”).   In connection therewith, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all lawsuits brought to enforce any duty of liability created by the Securities Act or the rules and regulations thereunder.  Additionally, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.  This may limit an Investors’ ability to seek relief in a more favorable jurisdiction. We advise that you seek the advice of counsel prior to subscribing as it may pose a risk relate to the underlying investment.

OTC Markets Considerations

The OTC Markets is separate and distinct from the New York Stock Exchange and Nasdaq stock market or other national exchange. Neither the New York Stock Exchange nor Nasdaq has a business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to New York Stock Exchange and Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although other national stock markets have rigorous listing standards to ensure the high quality of their issuers and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were on Nasdaq or other exchanges. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than New York Stock Exchange and Nasdaq-listed securities.

USE OF PROCEEDS TO ISSUER

The following Use of Proceeds is based on estimates made by management. The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $30,000

Management prepared the milestones based on four levels of Offering raise success. The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

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The Company intends to use the proceeds from this offering as follows:

The following table illustrates the amount of net proceeds to be received by the Company on the sale of shares by the Company and the intended uses of such proceeds, over an approximate 12-month period.

If 25% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds

25%	1,250,000			Bay Grow
	1,250,000			Kannabis Kings
	1,250,000			Bullitt Point
	125,000			GEC Organics
	187,500			SNM Working Capital

Total	3,937,500	30,000	3,907,500

If 50% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds

50%	2,500,000			BayGrow
	2,500,000			Kannabis Kings
	2,500,000			Bullitt Point
	250,000			GEC Organics
	375,000			SNM Working Capital

Total	8,125,000	30,000	8,095,000

If 75% of the Shared offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
75%	3,750,000			BayGrow
	3,750,000			Kannibis Kings
	3,500,000			Bullitt Point
	375,000			GEC Organics
	562,500			Working Capital

Total	12,187,500	30,000	12,157,500

If 100% of the Shares offers are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
100%	5,000,000			Kannabis Kings Experts, LLC
	5,000,000			BayGrow Solutions, LLC
	5,000,000			Bullitt Point Productions, LLC
	500,000			GEC Organics Corporation
	750,000			Working Capital

Total	16,250,000	30,000	16,220,000

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Capital Sources and Uses	100%
Gross Offering Proceeds	$16,250,000
Offering Expenses	$30,000
Net Offering Proceeds	$16,220,000
Use of Proceeds:
Acquisition of Kannabis Kings	$5,000,000
Acquisition of BayGrow	$5,000,000
Acquisition of GEC Organics Corporation	$500,000
Bullitt Point Productions	$5,000,000
Working capital	$750,000

Working Capital is used for general operating capital, and legal expenses.

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

No portion of the proceeds will be used to compensate or otherwise make payments to our officers or directors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this Offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

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The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. No assurances can be provided that any milestone represented herein will be achieved. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total Offering amount, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the Offering as unanticipated events or opportunities arise. Additionally, the Company may from time to time need to raise more capital to address future needs.

DESCRIPTION OF BUSINESS

Prospective Acquisitions

Our business plan is to: (a) enter into joint ventures with Bullitt Point Productions, LLC, which is engaged in the business of movie production, entertainment, celebrity/professional athlete placement, marketing, entertainment events, endorsements, and talent representation, such as models and singers; and (b) acquire a percentage of the following companies:

•	GEC Organics Corporation
Will be engaged in the business of producing and selling organic fertilizer.

•	Kannibis Kings Experts, LLC

Engaged in the business of acquiring a California Microbusiness License and if successful in obtaining such license, engaging in the cultivation of cannabis on an areas less than 10,000 square feet and to act as a licensed distributor in California and a Level 1 manufacturer (Type 6) (Explain), and retailer, and to build and operate a 7,500 square foot indoor canopy, including an additional 2,500 square feet for extraction equipment and a commercial grade kitchen for edible production.

•	Bay Grow Solutions, LLC

On May 24, 2019, Bay Grow Solutions, LLC filed a Maryland Grow License application for a Maryland (Cannabis) Grow license with the Maryland The Natalie M. LaPrade Maryland Medical Cannabis Commission. If said application is approved, Bay Grow plans to operate a grow facility in Maryland.

All of the above is contingent upon raising sufficient funds from this Offering.

No assurances can be provided that any or all of the joint ventures anticipated will be finalized or result in any material profitability. We are currently designated itself as in the Medicinal Chemicals & Botanical Products classification of business although we also intend to engage in the entertainment and organic fertilizer business through the companies that we plan to acquire interests of.

Sources and Availability of Raw Materials

Neither we nor our potential acquisitions use raw materials in their business, except for GEC Organics. GEC Organics uses the raw materials, chicken manure, green waste (cellulosic biomass) and all-natural additives for the enhancement of dominate microbe accelerant population. GEC has secured suppliers and other suppliers are available in its geographic region and provide delivery to GEC’s our site as part of their service. The foregoing raw materials are in plentiful supply.

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Dependence on One Or A Few Major Customers

Neither we or our potential acquisitions are dependent on one or a few major customers.

Patents and Trademarks

Neither we or our potential acquisitions have any patents or trademarks.

Environmental Laws

Neither we or our potential acquisitions are subject to environmental laws and regulations.

Competition

We and our potential acquisitions are subject to intense competition and our and their competitors have greater operating histories, employees, operational capacity, and financial resources.

Research and Development

We have spent no funds on research and development since our inception.

Government Regulations

Our proposed acquisitions are subject generally to the following regulations:

Regulations Pertaining to the Movie Industry

Bullitt Point does not expect to be subject to regulations involving the movie industry. The primary laws governing such matters involve The Child Protection and Obscenity Enforcement Act and state and local pornography laws. Because we will not be producing and/or distributing pornographic films of any nature, Bullitt Point will not be subject to the foregoing laws.

Federal Cannabis Related Regulations (Kannibis Kings and Bay Grow Solutions)

Cannabis is currently a Schedule I controlled substance under the Controlled Substances Act (CSA) and is, therefore, illegal under federal law. Even in those states in which the use of cannabis has been legalized pursuant to state law, its use, possession or cultivation remains a violation of federal law. A Schedule I controlled substance is defined as one that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The U.S. Department of Justice (the "DOJ") defines Schedule I controlled substances as "the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence." If the federal government decides to enforce the CSA, persons that are charged with distributing, possessing with intent to distribute or growing cannabis could be subject to fines and/or terms of imprisonment, the maximum being life imprisonment and a $50 million fine, even though these persons are in compliance with state law.

In light of such conflict between federal laws and state laws regarding cannabis, the previous administration under President Obama had effectively stated that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. The new administration under President Trump could decide to strongly enforce the federal laws applicable to cannabis. See Justice Department Memo on Marijuana Enforcement discussed below. Any such change in the federal government's enforcement of current federal laws could cause significant financial damage to us. We may be irreparably harmed by a change in enforcement policies of the federal government.

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Kannibis Kings and Bay Grow will also be subject to several other federal, state and local laws, rules and regulations. They anticipate that our licensees and vendors will be required to manufacture our products in accordance with the Good Manufacturing Practices guidelines and will be subject to regulations relating to employee safety, working conditions, protection of the environment, and other items. The current administration has indicated that it will closely scrutinize the cannabis industry recreational marijuana. Changes in laws, rules and regulations or the recall of any product by a regulatory authority, could have a material adverse effect on our business and financial condition.

Because of the inconsistencies in federal and state law, on January 4, 2018, the Department of Justice (DOJ) issued a memo on federal marijuana enforcement policy announcing what it deemed to be a return to the rule of law and the rescission of previous guidance documents which would include the so called Cole Memorandum. Since the passage of the Controlled Substances Act in 1970, Congress has generally prohibited the cultivation, distribution, and possession of marijuana. In the memorandum, Attorney General Jeff Sessions directs all U.S. Attorneys to enforce the laws enacted by Congress and to follow well-established principles when pursuing prosecutions related to marijuana activities. The DOJ asserts this return to the rule of law is also a return of trust and local control to federal prosecutors who know where and how to deploy Justice Department resources most effectively to reduce violent crime, stem the tide of the drug crisis, and dismantle criminal gangs.

"It is the mission of the Department of Justice to enforce the laws of the United States, and the previous issuance of guidance undermines the rule of law and the ability of our local, state, tribal, and federal law enforcement partners to carry out this mission," said Attorney General Jeff Sessions. "Therefore, today's memo on federal marijuana enforcement simply directs all U.S. Attorneys to use previously established prosecutorial principles that provide them all the necessary tools to disrupt criminal organizations, tackle the growing drug crisis, and thwart violent crime across our country."

Bureau of Cannabis Control (California)

The Medicinal and Adult-Use Cannabis Regulation Ad Safety Act (California) (the “Act’) specifies the offenses to which the Bureau of Cannabis Control (“Bureau”) may take disciplinary actions, impose fines and/or suspend or revoke an applicable license, including a Microbusiness License, which Kannabis Kings seeks to acquire. The actions that the Bureau takes are for alleged violations of the Act, including but not limited to the following:

•	Exceeding license privileges for commercial Cannabis activity.

•	Unauthorized use of and operation of designated premises.

•	Failure to comply with video surveillance system requirements.

•	Sale or furnish of adult-use Cannabis goods to Minors

•	Prohibited distribution for sale of cannabis goods designated “For Medical Use Only”.

•	Unauthorized storage of inventory.

•	Failure to maintain records.

•	Exceeding daily limited of Cannabis goods sales.

•	Consumption of Cannabis goods during delivery.

•	Failure to comply with advertising and marketing requirements.

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•	Failure to ensure restricted access to limited access and other restricted areas.

•	Failure to comply with packaging and labeling requirements.

•	Failure to comply with transportation requirements of Cannabis goods

•	Unauthorized sale of Cannabis plants.

•	Unauthorized furnishing of free Cannabis goods.

•	Failure to record sales to customer.

•	Failure to comply with operating procedures.

The Natalie M. LaPrade Maryland Medical Cannabis Commission

The Natalie M. LaPrade Maryland Medical Cannabis Commission develops policies, procedures, and regulations to implement programs that ensure medical cannabis is available to qualifying patients in a safe and effective manner. The Commission oversees all licensing, registration, inspection, and testing measures pertaining to Maryland’s medical cannabis program and provides relevant program information to patients, physicians, growers, dispensers, processors, testing laboratories and caregivers.

Maryland Statutes 10.62.08 through 10.62.12 specify the types of offenses that may lead to the Commission taking disciplinary actions, impose fines and/or suspend or revoke an applicable license, including but not limited to the following:

•	Failure to maintain privacy and security for cultivation of medical cannabis

•	Failure to follow intake procedures for visitors to a growing facility, including log in procedures, obtaining a copy of a government identification of visitors.

•	Failure to establish and maintain written standard operating procedures to promote good growing and handing practices, including, irrigation, propagation, cultivation fertilization, harvesting, drying, curing, packaging, labeling and handling of medical cannabis products, byproduct.

•	Maintaining records of water quality testing.

•	Using and maintaining a perpetual inventory control system that identifies and tracks the licensee’s stock of medical cannabis from the time the medical cannabis is propagated from seed or cutting from the time it is delivered to a licensed dispensary, licensed processor.

•	Failure to accept the return of any medical cannabis from a qualifying patient or a caregiver to destroy.

Organic Fertilizer Related Regulations

GEC will be subject to the following regulations in connection with their organic fertilizer business:

•	United Department of Agriculture. This is to maintain GEC’s certification to produce our organic fertilizer.

•	Gold Standard Foundation, Geneva, Switzerland. This is a Carbon Credit Registry for voluntary emission reduction marketplace. GEC’s process has been validated for the issuance of carbon offset credits both domestically and internationally.

Employees

Our three officers are our employees, as follows:

•	Troy Lowman, our Chief Executive Officer, who directs our business and financial operations.

•	Brian Hale, our Operations Manager, who assists our CEO in our business and financial operations.

•	Michael Gallagher, our Secretary, who handles administrative matters on our behalf.

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Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to temporary employee staffing business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We accrue for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

COMPANIES THAT WE PLAN TO ACQUIRE INTERESTS IN OR ESTABLISH JOINT VENTURES

All the below described planned acquisitions are contingent upon proceeds from this Offering to fulfil the terms of the below described agreements, term sheets, or other business arrangements. We plan to raise the following funds for the following purposes described below:

Entity	Amount*

Kannabis Kings Experts, LLC	$5,000,000
Bay Grow Solutions, LLC	$5,000,000
Bullitt Point Productions, LLC	$5,000,000
GEC Organics Corporation	$500,000
Working Capital – SNM	$750,000
Total	$16.250,000

●	All amounts are approximate and subject to timing of financing and negotiations.

The following information was derived either from the term sheet provided or from the representations of the respective entities without independent verification or authentication.

Kannabis Kings

Kannabis Kings Experts, LLC (“Kannabis Kings”) was incorporated in California as a limited liability company on March 10, 2019. Its offices are located at 2829 Shoreview Circle, Thousand Oaks, California 91361 and its telephone number is (310) 593-1021.

We have a non-binding Term Sheet with Kannabis Kings providing the framework for a joint venture project between Kannabis Kings Experts, LLC and us. The purpose of the joint venture is to combine our efforts with Kannabis Kings for fund raising, marketing and brand building. Should we be successful in raising sufficient funds from this Offering, we and Kannabis Kings will complete a Joint Venture Definitive Agreement. The Term Sheet provides that in exchange for 50% ownership of Kannabis Kings, we will pay an aggregate of $5,000,000 to be used for the following purposes: (a) $2,000,000 to acquire a California Microbusiness License; (b) $2,000,000 to build a 7,500 square foot indoor canopy, including an additional 2,500 square feet for extraction equipment and a commercial grade kitchen for edible production; and (c) $1,000,000 for 12 months operating capital. Kannabis Kings will represent and warrant in a definitive agreement, among other things, that: (a) all necessary California licensing will be legally and properly acquired to operate a licensed cannabis facility; (b) all California laboratory testing requirements will be met for all Cannabis and Cannabis related products produced and sold by Kannabis Kings; and (c) all California and federal taxes will be paid pursuant to applicable tax laws.

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A California Microbusiness License allows a licensee to engage in the cultivation of cannabis on an areas less than 10,000 square feet and to acts as a licensed distributor, Level 1 manufacturer (Type 6), and retailer, as specified in the application submitted to the Bureau of Cannabis Control – California. In order to hold a Microbusiness License, a licensee must engage in at least 3 of the 4 listed commercial cannabis activities (Source: Bureau of Cannabis Control – California).

Kannabis Kings’ team consists of its Managing Members, Todd Shull, Jim Turner, and Troy Lowman.

Kannibis Kings team will be composed of:

•	Master Growers

•	Cultivation team

•	Distribution/Sales Team

•	Retail Management

•	Compliance director to ensure compliance with city and state legislation

Bay Grow Solutions, LLC

Bay Grow Solutions, LLC (“BayGrow”) was registered as a Maryland Limited Liability Company on December 13, 2018.

We and BayGrow have completed a January 15, 2019 Commitment Letter containing the following terms: (a) we will receive 20,000 Membership Units of equity and profit-sharing agreement percentage of BayGrow in return for a minimum of $1,000,000 and a maximum of $5,000,000 investment. The Commitment Letter is subject to various conditions, including the approval/qualification by the SEC of this Regulation A Offering.

On May 24, 2019, Bay Grow filed an application for a Medical Cannabis Growers License with the State of Maryland Cannabis Commission an application for a Medical Cannabis Growers License. If approved by the Maryland Cannabis Commission, BayGrow plan to operate a 40,000 square foot indoor grow facility in Prince George’s County Maryland. In May of 2019, BayGrow entered into a Letter of Intent to lease up to 200 acres of zoned agricultural farmland. Once at full capacity, the BayGrow Cultivation Facility plans to produce a Cannabis Flower harvest at least every 90 days for sale to Licensed Maryland Cannabis Processing Centers and Licensed Maryland Cannabis Dispensaries. In 3 years, BayGrow intends to produce Cannabis Flower and Hemp outdoors once the soil can be certified as organic. BayGrow has not produced any material revenues to date. If awarded the Maryland Cannabis Grower License and contingent upon adequate funding from this Offering, BayGrow expects to produce revenue from the Medical Cannabis Flower within 15 months of being granted a license. All of Bay Grow’s plans are contingent upon being issued the foregoing license and obtaining funding from this Offering.

Bullitt Point Productions, LLC

Bullitt Point Productions, LLC (“Bullitt Point”) was incorporated in Maryland as a Maryland Limited Liability Company on July 29, 2018. Bullitt Point’s offices are located at 5005 Signal Bell Lane, Suite 200, Clarksville, Maryland 21029.

We and Bullitt Point have completed a Binding Letter of Intent containing the following terms: (a) we will raise $5,000,000 through this Regulation A Offering for the purpose of Bullitt Point acquiring interests in companies in the business of movie and documentary production, modeling agencies, development/sale of skin care products, and media streaming and thereafter conducting joint ventures with us; (b) all net revenues from each joint venture will be shares equally, 50% each for us and Bullitt Point; (c) we will be responsible for accounting for the joint ventures and our accounting as applied to our financial statements; (d) Bullitt Point will be responsible for all financial, accounting, management, marketing, sales, and day to day operations of Bullitt Point and the joint ventures.

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Bullitt Point will operate with the following divisions:

•	Bullitt Point Talent – Bullitt Point Talent produces movies and documentaries and is a multi-platform company comprised of entertainment through documentaries, feature-length films, and short films. Bullitt Point’s in-house and outside team consists of producers, production coordinators, writers, cinematographers, and directors. Bullitt Point Talent will finish post-production of 2 documentaries, one of which is a documentary about the Baltimore Colts leaving Baltimore and the other is a documentary about the Eastern Shore of Maryland. Bullitt Point will also complete production of a third documentary, which is about modern Internet dating.

•	Bullitt Point Unlimited – Bullitt Point Unlimited will seek to acquire revenue producing or possible revenue producing companies in fashion, modeling and self-care.

GEC Organics Corporation

GEC Organics Corporation (“GEC Organics”) was incorporated in Nevada on August 12, 2011. GEC will engage in the business of producing and selling organic fertilizer to remediate animal waste, i.e. chicken manure and product and market its organic soil amendment. GEC Organics is located at 630 Conechuh County Road 23, Castleberry, Alabama 36432.

Pursuant to a Memorandum of Terms between us and GEC Organics, we plan to invest $500,000 for 5,000,000 shares of GEC, representing a 25% ownership of GEC Organics. The proceeds will be used to purchase equipment (i.e. loaders, raw material), reduce debt, implement GEC Organics marketing plan, continue to develop GEC Organic’s facility in Castleberry, Alabama. GEC Organics may appoint to its Board of Directors a member of our management team and a member of our management may have the right to participate in GEC Organic’s Advisory Board. Additionally, we will have the right to purchase a pro rate share of any Offering of new securities offered by GEC Organics.

GEC Organics operates a 70-acre production fertilizer facility in Castleberry, Alabama created to remediate animal waste, i.e. chicken manure and product and market an organic soil amendment. GEC Organic’s product is intended to help maintain a sustainable environment by solving long-term and root industry problems associated with large-scale farming and agriculture.

GEC Organics has not yet generating any material revenues but expects to generate revenue upon receiving $100,000 of financing from the $500,000 being raised in this Offering for GEC Organics.

GEC Organic’s fertilizer is the only organic fertilizer approved in the US by the Gold Standard Foundation in Geneva, Switzerland for the issuance of carbon credits. Its proprietary technology speeds up composting from 9 months to only 3 weeks, naturally removes toxins. GEC Organic’s processes solve the basic industry problems associated with chicken manure from large-scale poultry and egg production and ends the usage of synthetic fertilizers, which are toxic to the food chain and environment. GEC Organic’s strategy is to:

•	Improve the conduction of farms and agriculture

•	Produce a soil amendment and carbon credits

•	Sell organic products to replace fertilizer to selected target markets

•	Market carbon credits to industries to reduce their pool carbon footprint.

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Definitive Agreements

Should we be successful in funding our potential acquisitions and establishing joint ventures from the proceeds of this Offering, we will negotiate definitive agreements with our acquired companies and joint venture.

Description of Property

We use a virtual office located at 7950 NW 53rd Street, Suite 337, Miami, Florida 33166. We pay rent of $79 a month. Our lease is on a month to month basis. Our virtual office is sufficient for our needs.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are an early stage company with a business plan focusing on acquiring the interests of the companies detailed in this Offering Document. The following discussion of our financial condition and results of operations should be read in conjunction with the unaudited financial statements and the notes thereto of the Company included in this Offering Circular. Since inception, we have generated no revenue. We have operating costs and administrative expenses of $52,151 and a net loss in the amount of $52,151 for our fiscal year ending December 31, 2018 and general and administrative expenses of $435,000 and a net loss of $435,000 for our fiscal year ending December 31, 2017. We expect the $16,250,00 proceeds from this Offering will be sufficient for us to implement our business plan and that no additional equity, other than the proceeds of this Offering, will need to be raised over the 12 months in order to implement our business plan.

For the 3 months and 6 months ended  June 30, 2019

Going Concern

We incurred a net loss of $73,731 for the three months ended  June 30, 2019 compared to a net loss of $0 for the  six months ended June 30, 2018. As of  June 30, 2019, we had $0 cash to satisfy its future cash requirements, a working capital deficit of $716,665 and an accumulated deficit of $5,782,670. These conditions raise substantial doubt about our ability to continue as a going concern. We depend upon capital to be derived from future financing activities such as subsequent Offerings of its common stock or debt financing in order to operate and grow the business. There can be no assurance that we will be successful in raising such capital. The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our and the ability to raise capital in the future. There may be other risks and circumstances that management may be unable to predict.

Revenues

We had no revenues for the 6-month period ended June 30, 2019 and June 30 , 2018.

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Results of Operations

Operating expenses for the quarters ended June 30, 2019 and June 30, 2018 were $73,917 and $0, respectively. The $73,917 increase is due primarily to an increase in administrative salaries.

LIQUIDITY AND CAPITAL RESOURCES

We are currently financing our operations primarily through shareholder loans.  We believe we can currently satisfy our cash requirements for the next twelve months through a debt or equity of Regulation A Offering. There are no assurances that we will be successfully secure financing or increase its revenues.

As of June 30, 2019, we had negative working capital of approximately $790,582 as compared to $642,944 at June 30, 2018.

As of June 30, 2019, we had no cash or assets, $790,582 of liabilities, no revenues, and a history of operating losses. We will seek funding from a debt or equity or Regulation A Offering. There are no assurances that any manner of securities offering, whether it be debt and/or equity or Regulation A, will be successful.

As reflected in the unaudited annual financial statements as of June 30, 2019, we have included an explanatory paragraph related to issues that raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to become profitable and/or attain funding through additional sale of common stock or debt financing. The unaudited financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Years ending December 31, 2018 and 2017

Going Concern

The accompanying unaudited financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.

We incurred a net loss of $52,121 and $435,000 for the fiscal years ended December 31, 2017 and December 31, 2018, respectively. As of December 31, 2018, we had $0 cash to satisfy its future cash requirements, a working capital deficit of $642,944 and an accumulated deficit of $5,708,949. These conditions raise substantial doubt about our ability to continue as a going concern. We depend upon capital to be derived from future financing activities such as subsequent Offerings of its common stock or debt financing in order to operate and grow the business. There can be no assurance that we will be successful in raising such capital. The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our business plan and the ability to raise capital in the future. There may be other risks and circumstances that management may be unable to predict.

Revenues

We had no revenues for the years ended December 31, 2018 and December 31, 2017

Results of Operations

Operating expenses for the years ended December 31, 2018 and 2017 were $52,121 and $435,000, respectively. The $372,879 decrease is due primarily to a reduction in operating costs and expenses.

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Liquidity and Capital Resources.

We are currently financing our operations primarily through shareholder loans. We believe we can currently satisfy our cash requirements for the next twelve months through a debt or equity Offering and this Regulation A Offering. There are no assurances that we will be successfully secure financing.

As of December 31, 2018, we had negative working capital of approximately $642,944 as compared to $590,823 at December 31, 2017.

As of December 31, 2018, we had no cash or assets, $642,944 of liabilities, no revenues, and a history of operating losses. We will seek funding from a debt or equity Offering and a Regulation A Offering. There are no assurances that any manner of securities Offering, whether it be debt and/or equity or Regulation A, will be successful.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements.

MANAGEMENT

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of July 31, 2019:

Name and Principal Position	Age	Term of Office	Approximate hours per week – Part-Time Employees

Troy Lowman-Director/CEO/Chairman	56	Since October 2015	40

Brian Hale-VP of Operations/Director	45	Since October 2015	15

Michael Gallagher-Secretary/Director	54	Since October 2015	5

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Troy Lowman has been our Chief Executive Officer/Director since November 15, 2015. Troy Lowman has been in the securities industry for over 30 years, working as a stockbroker and trader at New York firms such as Gruntal & Co. In 2001, Mr. Lowman started MJL Holdings, a Public Relations Firm specializing in exposure for companies on the emerging growth markets. Mr. Lowman has a degree in International Finance from the University of Maryland.

Brian Hale has been our Vice President/Director since November 24, 2015. Brian Hale has in public service in Law Enforcement. He currently holds the rank of Police Officer First Class with multiple awards. Mr. Hale had worked in the mortgage Industry for several years attaining the title of Director of Lending for Benchmark Mortgage. Mr. Hale attended the University of Massachusetts-Lowell with a major in Criminal Justice. Mr. Hale has been active in the community, volunteering to coach boys' baseball.

Michael Gallagher has been our Secretary/Director since November 24, 2015. He is currently serving as a consultant to multiple HVAC companies. He is retired from the Navy with over 30 years of management experience in the sale, design and installation of commercial and residential HVAC systems. He serves as Secretary at SNM Global Holdings. Mr. Gallagher has extensive knowledge in various computer programs, mechanical drawings, accounts payable/receivable, payroll and spreadsheets. Mr. Gallagher is a graduate of the U.S. Naval Academy.

Family Relationships

There are no family relationships between any of our officers and directors.

Involvement in Certain Legal Proceedings.

None of our directors and executive officers has been involved in any of the following events during the past ten years:

(a)

any petition under the federal bankruptcy laws or any state insolvency laws filed by or against, or an appointment of a receiver, fiscal agent or similar officer by a court for the business or property of such person, except for a bankruptcy proceeding with our CEO over 7 years ago, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(d)

being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

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(e)

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been reversed, suspended, or vacated;

(f)

being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(g)

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(h)

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Composition

Our board of directors currently consists of three members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

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Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Limitations on Liability and Indemnification of Officers and Directors

Nevada law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Nevada law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be. Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Nevada law. We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities. We currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our bylaws, subject to the provisions of Nevada law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

Our Transfer Agent is Pacific Stock Transfer Co., 6725 Via Austin Parkway, Suite 300, Las Vegas, NV 89119, telephone 800-785-7782, website http://www.pacificstocktransfer.com, email info@pacificstocktransfer.com. Our transfer agent is registered with the SEC.

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EXECUTIVE COMPENSATION

The following table represents information regarding the total compensation our officers and directors of the Company as of August 1, 2019:

Name and Principal Position	Cash Compensation ($)	Other Compensation ($)	Total Compensation ($)

Troy Lowman, Director	0	0	0

Brian Hale, Director	0	0	0

Michael Gallagher, Director	0	0	0

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

To the best of our knowledge, from inception to present, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of August 22, 2019 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 1,533,493,471 shares of common stock outstanding as of August 1, 2019.

Unless otherwise indicated, the address of each of the individuals and entities named below is: c/o SMN Global Holdings, Inc. 7950 NW 53rd Street, Suite 337, Miami, Florida 35166. Except as noted below, to our knowledge, each person named in the table has sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

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The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. The Company believes that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. The “Amount of Beneficial Ownership” in calculated based on total shares held plus warrants held (plus stock options entitled to exercise). The aggregate of these items will be used as the denominator each for the percentage calculation below.

Series A Preferred Stock

Name of Beneficial Owner [1]	Number of Shares Beneficially Owned	Number of Shares Acquirable [2]	Percent of Class before Offering	Percent of Class after Offering
Troy Lowman	10,000,000	-0-	100	100
7950 NW 53rd Street, Suite 337
Miami, Florida 35166

Brian Hale
7950 NW 53rd Street, Suite 337
Miami, Florida 35166

Michael Gallagher
7950 NW 53rd Street, Suite 337
Miami, Florida 35166

All Executive Officers and Directors as a Group [3 persons]	10,000,000	-0-	100	100

Common Stock $0.001 par value

Name of Beneficial Owner	Number of Shares Beneficially Owned	Number of Shares Acquirable	Percent of Class Before Offering	Percent of Class After Offering (1)

Joseph Overcash	220,000,000	-0-	14.4	14.4
All Executive Officers, Directors and 5% Shareholders as a Group [1 person]	220,000,000	-0-	14.4	14.4

___________

(1) Assumes all shares offered are sold.

(2) No officer or director owns Common Stock.

(3) Mr. Overcash is not an officer or director and has no influence on management of the Company. None of Mr. Overcash’s shares are being offered in this Offering.

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SECURITIES BEING OFFERED AND DESCRIPTION OF SECURITIES

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

Our authorized capital stock consists of 4,000,000,000 shares of common stock, par value $0.001 per share, of which approximately 1,533,493,471 shares are issued and outstanding as of August 22, 2019. Our authorized capital stock also includes 10,000,000 shares of Series A Preferred Stock, par value $0.001, of which 10,000,000 shares issued or outstanding. Under Nevada law and generally under state corporation laws, the holders of our common and preferred stock will have limited liability pursuant to which their liability is limited to the amount of their investment in us.

Common Stock

Voting Rights. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Nevada law provides for cumulative voting for the election of directors. As a result, any shareholder may cumulate his or her votes by casting them all for any one director nominee or by distributing them among two or more nominees. This may make it easier for minority shareholders to elect a director.

Dividends.

Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor as well as any distributions to the shareholders. The payment of dividends on the common stock will be a business decision to be made by our board of directors from time to time based upon results of our operations and our financial condition and any other factors that our board of directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered by us from time to time.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.

Absence of Other Rights or Assessments. Holders of common stock have no preferential, preemptive, conversion or exchange rights. There is no redemption or sinking fund provisions applicable to the common stock. When issued in accordance with our articles of incorporation and law, shares of our common stock are fully paid and not liable to further calls or assessment by us.

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Transfer Agent

Our Transfer Agent is Pacific Stock Transfer Co., 6725 Via Austin Parkway, Suite 300, Las Vegas, NV 89119, telephone 800-785-7782, website http://www.pacificstocktransfer.com, email info@pacificstocktransfer.com. Our transfer agent is registered with the SEC.

Preferred Stock

The sum of Series A Preferred Shares has voting rights always equal to exactly 50.1% of all voting rights. The Series A Preferred Shares do not have conversion rights.

Anti-Takeover

General. Certain provisions of Nevada law may have an anti-takeover effect and may delay or prevent a tender offer or other acquisition transaction that a shareholder might consider to be in his or her best interest. The summary of the provisions of Nevada law set forth below does not purport to be complete and is qualified in its entirety by reference to Nevada law.

The issuance of shares of preferred stock, the issuance of rights to purchase such shares, and the imposition of certain other adverse effects on any party contemplating a takeover could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of our Series A Convertible Preferred Stock if the option to acquire such shares is exercised would impede a business combination by the voting and conversion rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock.

Under Nevada law, a director, in determining what he reasonably believes to be in or not opposed to the best interests of the corporation, does not need to consider only the interests of the corporation's shareholders in any takeover matter but may also, in his discretion, may consider any of the following:

(i) The interests of the corporation's employees, suppliers, creditors and customers;

(ii) The economy of the state and nation;

(iii) The impact of any action upon the communities in or near which the corporation's facilities or operations are located;

(iv) The long-term interests of the corporation and its shareholders, including the possibility that those interests may be best served by the continued independence of the corporation; and

(v) Any other factors relevant to promoting or preserving public or community interests.

Because our board of directors is not required to make any determination on matters affecting potential takeovers solely based on its judgment as to the best interests of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which such shareholders might receive a premium for their stock over the then market price of such stock. Our board presently does not intend to seek shareholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

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DIVIDEND POLICY

Since our inception, we have not paid any dividends on our common stock, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our Board of Directors may decide, at their discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Upon completion of this Offering, assuming the maximum amount of shares of Common Stock offered in this Offering are sold, there will be 3,033,493,471 shares of our Common Stock outstanding subject to a reverse stock split, the ratio of which has yet to be determined.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Frederick M. Lehrer of Frederick M. Lehrer, P. A.

59

EXPERTS

Our financial statements appearing elsewhere in this Offering Circular have been prepared by Dennis Atkins, CPA, and reviewed by management.

REPORTS

As a Tier 1, Regulation A filer, we are not required to file any reports.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

60

INDEX TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2018 AND DECEMBER 31, 2017

SNM Global Holdings, Inc.
Balance Sheets
(Unaudited)

	December 31,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$-	$-
Total current assets	-	-

INVESTMENTS	-	-

Total Assets	$-	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$15,555	$6,949
Accrued expenses	-	-
Due to shareholder	169,889	248,874
Current maturities of notes payable	457,500	335,000
Total current liabilities	642,944	590,823

LONG-TERM NOTES PAYABLE	-	-

Total Liabilities	642,944	590,823

STOCKHOLDERS' EQUITY
Common stock - par value $.001
3,000,000,000 shares authorized;
1,394,211,721 shares issued and outstanding respectively	1,279,212	1,279,212
Preferred stock - par value $.001;
10,000,000 shares authorized;
10,000,000 shares issued and outstanding respectively	10	10
Additional paid-in capital	3,786,783	3,786,783
Retained earnings (deficit)	(5,708,949)	(5,656,828)
Total stockholders' equity	(642,944)	(590,823)

Total Liabilities and Stockholders' Equity	$-	$-

The accompanying notes are an integral part of these financial statements.

F-1

SNM Global Holdings, Inc.
Statements of Operations
(Unaudited)

	Year Ended	Year Ended
	December 31,	December 31,
	2018	2017

REVENUES	$-	$-

OPERATING COSTS AND EXPENSES	38,089	350,865
ADMINISTRATIVE COSTS	14,032	84,135

Total Expenses	52,121	435,000

Operating Income (Loss)	(52,121)	(435,000)

OTHER INCOME (EXPENSES)	-	-

Income before income taxes	(52,121)	(435,000)

Provision for income taxes	-	-

NET INCOME (LOSS)	$(52,121)	$(435,000)

Earnings Per Share (see Note 2):
Basic weighted average number
of common shares outstanding	1,394,211,721	1,394,211,721

Basic income (loss) per share	$-	$-

Diluted weighted average number
of common shares outstanding	1,394,211,721	1,394,211,721

Diluted income (loss) per share	$-	$-

The accompanying notes are an integral part of these financial statements.

F-2

SNM Global Holdings, Inc.
Statement of Stockholders' Equity
(Unaudited)

						Retained
	Common Stock		Preferrd Stock		Paid-in	Earnings
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Total

Balance, December 31, 2016	1,094,211,721	$1,129,212	10,000,000	$10	$3,668,669	$(5,221,828)	$(423,937)

Issuance of common stock for Reg A conversion	300,000,000	150,000	-	-	118,114	-	268,114

Net income (loss) for period						(435,000)	(435,000)

Balance, December 31, 2017	1,394,211,721	$1,279,212	10,000,000	$10	$3,786,783	$(5,656,828)	$(590,823)

Net income (loss) for period						(52,121)	(52,121)

Balance, December 31, 2018	1,394,211,721	$1,279,212	10,000,000	$10	$3,786,783	$(5,708,949)	$(642,944)

The accompanying notes are an integral part of these financial statements.

F-3

SNM Global Holdings, Inc.
Statements of Cash Flows
(Unaudited)

	Year Ended	Year Ended
	December 31,	December 31,
	2018	2017
Operating activities:
Net income (loss)	$(52,121)	$(435,000)

Adjustments to reconcile net income/loss to net cash used in operating activities:
Non-cash compensation	-	-
(Increase) decrease in assets:
Other assets	-	-
Increase (decrease) in liabilities:
Accounts payable	52,121	-
Accrued expenses	-	-
Total adjustments	52,121	-

Net cash from (used in) operating activities	-	(435,000)

Investing activities:
Investments	-	-
Net cash used in investing activities	-	-

Financing activities:
Issuance of stock for cash	-	220,000
Debt conversion	-	215,000
Net cash provided by financing activities	-	435,000

Net increase(decrease) in cash and cash equivalents	$-	$-

Cash and cash equivalents at beginning of period	-	-

Cash and cash equivalents at end of period	$-	$-

Supplemental cash flow information:
Cash paid during the period for interest	$-	$-

Cash paid during the period for income taxes	$-	$-

Noncash investing and financing activities:
Acquisition of intellectual property for stock	$-	$-

The accompanying notes are an integral part of these financial statements.

F-4

SNM Global Holdings, Inc.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2018

(Unaudited)

NOTE 1 - Organization and Basis of Presentation

SNM Global Holdings, Inc. ("SNM", "the Company", "we" or "us") was the surviving entity of a merger between Cinemaya Media Group and Caltas Fitness Inc. in January, 2007. Since 2015, the Company has focused on building a management team to launch an entertainment and media holding company in the business of acquiring and developing a variety of businesses related to the film, beverages and lifestyle sectors.

In the opinion of management, the accompanying balance sheets and related statements of income, cash flows, and stockholders’ equity, consisting only of normal recurring items, necessary for their fair presentation in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Preparing financial statements requires management to make estimates and assumptions that affect the amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

NOTE 2 - Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers those short-term, highly liquid investments with original maturities of three months or less as cash and cash equivalents.

Property and Equipment

Provision is made for depreciation of office furniture fixtures and equipment, machinery and equipment, and building. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets which are 5 to 10 years.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" the Company reviews its long-lived assets for impairments. Impairment losses on long-lived assets are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses then are measured by comparing the fair value of assets to their carrying amounts. No Impairment was recognized for any of the periods presented.

F-5

SNM Global Holdings, Inc.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2018

(Unaudited)

Revenue Recognition

Revenues are recognized when earned.

Earnings Per Share

Basic profit or (loss) per share is calculated by dividing the Company’s net profit or loss applicable to common shareholders by the weighted average number of common shares issued and outstanding during the period. Diluted earnings per share is calculated by dividing the Company’s net income/(loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

	For the Year Ended	For the Year Ended
	December 31, 2018	December 31, 2017

Income (Loss)	$(52,121)	$(435,000)

Basic Average Number of Shares Outstanding	1,394,211,721	1,394,211,721

Basic Earnings (Loss) Per Share	$(0.00)	$(0.00)

Diluted Average Number of Shares Outstanding	1,394,211,721	1,394,211,721

Diluted Earnings (Loss) Per Share	$(0.00)	$(0.00)

F-6

SNM Global Holdings, Inc.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2018

(Unaudited)

Income Taxes

The Company records deferred income taxes using the liability method as prescribed under the provisions of SFAS No. 109. Under the liability method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement and income tax bases of the Company's assets and liabilities. An allowance is recorded, based upon currently available information, when it is more likely than not that any or all of the deferred tax assets will not be realized. The provision for income taxes includes taxes currently payable, if any, plus the net change during the year in deferred tax assets and liabilities recorded by the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 3 - Stockholders’ Equity

Preferred Stock:

As of December 31, 2018, the Company had 10,000,000 shares of Series A Preferred stock issued and outstanding. The preferred stock represents cumulative voting rights of 50.1% of the Company regardless of any other dilutive issuances of the Company.

Common Stock:

As of December 31, 2018, the Company reflects a total of 1,394,211,721 shares of Common Stock issued and outstanding. Upon consummating the change in control transaction in September 2015, the Company commenced certain due diligence procedures to determine the validity of stock issuances totaling 2,020,000,000 shares of common stock. As of the current date, the Company has been unable to determine of the existence of these shareholders and accordingly, these shares have not been reflected as issued and outstanding in the accompanying financial statements. In 2017, the Company issued 300,000,000 shares of Common Stock in conjunction with a Regulation A conversion. In February 15, 2017, the Company adopted and approved the rescission and cancellation of 2,035,000,013 shares of common stock after the successful court ruling in the Company’s favor.

F-7

SNM Global Holdings, Inc.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2018

(Unaudited)

At various stages in the Company’s development we have issued shares of common stock, valued at fair market value, for services or assets with a corresponding charge to operations or property and equipment. In accordance with SFAS 123, these transactions, except for stock issued to employees, have been recorded on the Company’s books at the fair value of the consideration received or the fair value of the common stock issued, whichever is more reliably measured.

NOTE 4 - Related Party Transactions

There were no related party transactions in the periods presented.

NOTE 5 - Notes Payable

During 2016 and 2017, the Company sold $405,000 of agreements for future equity. Under the terms of these agreement, if there is an equity financing before the determination of the agreement, the Company will automatically issue common stock to the investor. The number of shares issued shall be equal to the purchase price divided by the discount price. For every two shares of stock issued, the investor shall receive a warrant with an exercise price equal to the discount price. If there is a liquidity event prior to the termination of the agreement, the investor, at their option, will receive the purchase amount, or automatically receive the number of shares of stock equal to the purchase price divided by the discount price. The investors’ shares are locked up for three months after a public offering and then may be sold subject to the volume limitations of Rule 144.

NOTE 6 - Going Concern

The accompanying unaudited financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.

The Company incurred a net loss of $52,121 and $435,000 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively. As of December 31, 2018, the Company has $0 cash to satisfy its future cash requirements, a working capital deficit of $692,944 and an accumulated deficit of $5,708,949. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company depends upon capital to be derived from future financing activities such as subsequent offerings of its common stock or debt financing in order to operate and grow the business. There can be no assurance that the Company will be successful in raising such capital. The key factors that are not within the Company's control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the Company's business plan and the ability to raise capital in the future. There may be other risks and circumstances that management may be unable to predict.

F-8

SNM Global Holdings, Inc.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2018

(Unaudited)

NOTE 7 - Income Taxes

The Company has adopted FASB 109 to account for income taxes. No provision for income taxes has been recorded in these financial statements based on the net operating loss carry-forward of $5,708,949 as of December 31, 2018 that will be offset against future taxable income. Due to the uncertainty as to the utilization of net operating loss carry- forwards, an evaluation allowance has been made to the extent of any tax benefit that net operating losses may generate.

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and the related valuation account as of the periods presented are as follows:

	December 31,	December 31,
	2018	2017

Deferred tax asset:
Net operating loss carry-forward	$2,283,580	$2,262,731
Valuation allowance	(2,283,580)	(2,262,731)
	$-	$-

At December 31, 2018 the Company had net operating loss carryforwards totaling $5,708,949 that, if conditions of the Internal Revenue Codes are met, can be carried forward to offset future earnings. These carryforwards expire in various amounts through 2028.

F-9

SNM Global Holdings, Inc.
Balance Sheets
(Unaudited)

	June 30,	December 31,
	2019	2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$-	$-
Total current assets	-	-

INVESTMENTS	-	-

Total Assets	$-	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$19,193	$15,555
Accrued expenses	144,000	-
Due to shareholder	169,889	169,889
Current maturities of notes payable	457,500	457,500
Total current liabilities	790,582	642,944

LONG-TERM NOTES PAYABLE	-	-

Total Liabilities	790,582	642,944

STOCKHOLDERS' EQUITY
Common stock - par value $.001 3,000,000,000 shares authorized; 1,394,211,721 shares issued and outstanding respectively	1,279,212	1,279,212
Preferred stock - par value $.001; 10,000,000 shares authorized; 10,000,000 shares issued and outstanding respectively	10	10
Additional paid-in capital	3,786,783	3,786,783
Retained earnings (deficit)	(5,856,587)	(5,708,949)
Total stockholders' equity	(790,582)	(642,944)

Total Liabilities and Stockholders' Equity	$-	$-

The accompanying notes are an integral part of these financial statements.

F-10

SNM Global Holdings, Inc.
Statements of Operations
(Unaudited)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended	Year Ended
	June 30,	June 30,	June 30,	June 30,	December 31,
	2019	2018	2019	2018	2018

REVENUES	$-	$-	$-	$-	$-

OPERATING COSTS AND EXPENSES ADMINISTRATIVE COSTS	73,917	-	147,638	-	52,121

Total Expenses	73,917	-	147,638	-	52,121

Operating Income (Loss)	(73,917)	-	(147,638)	-	(52,121)

OTHER INCOME (EXPENSES)	-	-	-	-	-

Income before income taxes	(73,917)	-	(147,638)	-	(52,121)

Provision for income taxes	-	-	-	-	-

NET INCOME (LOSS)	$(73,917)	$-	$(147,638)	$-	$(52,121)

Earnings Per Share (see Note 2):
Basic weighted average number of common shares outstanding	1,394,211,721	1,394,211,721	1,394,211,721	1,394,211,721	1,394,211,721

Basic income (loss) per share	$-	$-	$-	$-	$-

Diluted weighted average number of common shares outstanding	1,394,211,721	1,394,211,721	1,394,211,721	1,394,211,721	1,394,211,721

Diluted income (loss) per share	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

F-11

SNM Global Holdings, Inc.
Statement of Stockholders' Equity
(Unaudited)

						Retained
	Common Stock		Preferrd Stock		Paid-in	Earnings
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Total

Balance, December 31, 2016	1,094,211,721	$1,129,212	10,000,000	$10	$3,668,669	$(5,221,828)	$(423,937)

Issuance of common stock for Reg A conversion	300,000,000	150,000	-	-	118,114	-	268,114
Net income (loss) for period						(435,000)	(435,000)

Balance, December 31, 2017	1,394,211,721	$1,279,212	10,000,000	$10	$3,786,783	$(5,656,828)	$(590,823)

Net income (loss) for period						(52,121)	(52,121)

Balance, December 31, 2018	1,394,211,721	$1,279,212	10,000,000	$10	$3,786,783	$(5,708,949)	$(642,944)

Net income (loss) for period						(147,638)	(147,638)

Balance, June 30, 2019	1,394,211,721	$1,279,212	10,000,000	$10	$3,786,783	$(5,856,587)	$(790,582)

The accompanying notes are an integral part of these financial statements.

F-12

SNM Global Holdings, Inc.
Statements of Cash Flows
(Unaudited)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended	Year Ended
	June 30,	June 30,	June 30,	June 30,	December 31,
	2019	2018	2019	2018	2018
Operating activities:
Net income (loss)	$(73,917)	$-	$(147,638)	$-	$(52,121)

Adjustments to reconcile net income/loss to net cash useed in operating activities:
Non-cash compensation	-	-	-	-	-
(Increase) decrease in assets:
Other assets	-	-	-	-	-
Increase (decrease) in liabilities:
Accounts payable	73,917	-	147,638	-	52,121
Accrued expenses	-	-	-	-	-
Total adjustments	73,917	-	147,638	-	52,121

Net cash from (used in) operating activities	-	-	-	-	-

Investing activities:
Investments	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-

Financing activities:
Issuance of stock for cash	-	-	-	-	-
Debt conversion	-	-	-	-	-
Net cash provided by financing activities	-	-	-	-	-

Net increase(decrease) in cash and cash equivalents	$-	$-	$-	$-	$-

Cash and cash equivalents at beginning of period	-	-	-	-	-

Cash and cash equivalents at end of period	$-	$-	$-	$-	$-

Supplemental cash flow information:
Cash paid during the period for interest	$-	$-	$-	$-	$-

Cash paid during the period for income taxes	$-	$-	$-	$-	$-

Noncash investing and financing activities:
Acquistion of intelletual property for stock	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

F-13

SNM Global Holdings, Inc.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2019

(Unaudited)

NOTE 1 - Organization and Basis of Presentation

SNM Global Holdings, Inc. (“SNM”, “the Company”, “we” or “us”) was the surviving entity of a merger between Cinemaya Media Group and Caltas Fitness Inc. in January, 2007. Since 2015, the Company has focused on building a management team to launch an entertainment and media holding company in the business of acquiring and developing a variety of businesses related to the film, beverages and lifestyle sectors.

In the opinion of management, the accompanying balance sheets and related statements of income, cash flows, and stockholders’ equity, consisting only of normal recurring items, necessary for their fair presentation in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Preparing financial statements requires management to make estimates and assumptions that affect the amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

NOTE 2 - Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers those short-term, highly liquid investments with original maturities of three months or less as cash and cash equivalents.

Property and Equipment

Provision is made for depreciation of office furniture fixtures and equipment, machinery and equipment, and building. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets which are 5 to 10 years.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” the Company reviews its long-lived assets for impairments. Impairment losses on long-lived assets are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses then are measured by comparing the fair value of assets to their carrying amounts. No Impairment was recognized for any of the periods presented.

F-14

SNM Global Holdings, Inc.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2019

(Unaudited)

Revenue Recognition

Revenues are recognized when earned.

Earnings Per Share

Basic profit or (loss) per share is calculated by dividing the Company’s net profit or loss applicable to common shareholders by the weighted average number of common shares issued and outstanding during the period. Diluted earnings per share is calculated by dividing the Company’s net income/(loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

	For the Six	For the Six	For the Year
	Months Ended	Months Ended	Ended
	June 30, 2019	June 30, 2018	December 31, 2018

Income (Loss)	$(147,638)	$-	$(52,121)

Basic Average Number of Shares Outstanding	1,394,211,721	1,394,211,721	1,394,211,721

Basic Earnings (Loss) Per Share	$(0.00)	$(0.00)	$(0.00)

Diluted Average Number of Shares Outstanding	1,394,211,721	1,394,211,721	1,394,211,721

Diluted Earnings (Loss) Per Share	$(0.00)	$(0.00)	$(0.00)

F-15

SNM Global Holdings, Inc.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2019

(Unaudited)

Income Taxes

The Company records deferred income taxes using the liability method as prescribed under the provisions of SFAS No. 109. Under the liability method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement and income tax bases of the Company’s assets and liabilities. An allowance is recorded, based upon currently available information, when it is more likely than not that any or all of the deferred tax assets will not be realized. The provision for income taxes includes taxes currently payable, if any, plus the net change during the year in deferred tax assets and liabilities recorded by the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 3 - Stockholders’ Equity

Preferred Stock:

As of June 30, 2019, the Company had 10,000,000 shares of Series A Preferred stock issued and outstanding. The preferred stock represents cumulative voting rights of 50.1% of the Company regardless of any other dilutive issuances of the Company.

Common Stock:

As of June 30, 2019, the Company reflects a total of 1,394,211,721 shares of Common Stock issued and outstanding. Upon consummating the change in control transaction in September, 2015, the Company commenced certain due diligence procedures to determine the validity of stock issuances totaling 2,020,000,000 shares of common stock. As of the current date, the Company has been unable to determine of the existence of these shareholders and accordingly, these shares have not been reflected as issued and outstanding in the accompanying financial statements. In 2017, the Company issued 300,000,000 shares of Common Stock in conjunction with a Regulation A conversion. In February 15, 2017, the Company adopted and approved the rescission and cancellation of 2,035,000,013 shares of common stock after the successful court ruling in the Company’s favor.

F-16

SNM Global Holdings, Inc.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2019

(Unaudited)

At various stages in the Company’s development we have issued shares of common stock, valued at fair market value, for services or assets with a corresponding charge to operations or property and equipment. In accordance with SFAS 123, these transactions, except for stock issued to employees, have been recorded on the Company’s books at the fair value of the consideration received or the fair value of the common stock issued, whichever is more reliably measured.

NOTE 4 - Related Party Transactions

There were no related party transactions in the periods presented.

NOTE 5- Notes Payable

During 2016 and 2017, the Company sold $405,000 of agreements for future equity. Under the terms of these agreement, if there is an equity financing before the determination of the agreement, the Company will automatically issue common stock to the investor. The number of shares issued shall be equal to the purchase price divided by the discount price. For every two shares of stock issued, the investor shall receive a warrant with an exercise price equal to the discount price. If there is a liquidity event prior to the termination of the agreement, the investor, at their option, will receive the purchase amount, or automatically receive the number of shares of stock equal to the purchase price divided by the discount price. The investors’ shares are locked up for three months after a public offering and then may be sold subject to the volume limitations of Rule 144.

NOTE 6- Going Concern

The accompanying unaudited financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.

The Company incurred a net loss of $147,638 for the six months ended June 30, 2019 compared to a net loss of $-0- for the six months ended June 30, 2018. As of June 30, 2019 the Company has $0 cash to satisfy its future cash requirements, a working capital deficit of $790,582 and an accumulated deficit of $5,856,587. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company depends upon capital to be derived from future financing activities such as subsequent offerings of its common stock or debt financing in order to operate and grow the business. There can be no assurance that the Company will be successful in raising such capital. The key factors that are not within the Company’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the Company’s business plan and the ability to raise capital in the future. There may be other risks and circumstances that management may be unable to predict.

F-17

SNM Global Holdings, Inc.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2019

(Unaudited)

NOTE 7 - Income Taxes

The Company has adopted FASB 109 to account for income taxes. No provision for income taxes has been recorded in these financial statements based on the net operating loss carry-forward of $5,856,587 as of June 30, 2019 that will be offset against future taxable income. Due to the uncertainty as to the utilization of net operating loss carry- forwards, an evaluation allowance has been made to the extent of any tax benefit that net operating losses may generate.

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and the related valuation account as of the periods presented are as follows:

	June 30,	December 31,	June 30,
	2019	2018	2018
Deferred tax asset:
Deferred tax assets Net operating loss carry-forward	$2,343,000	$2,288,780	$2,383,580
Valuation allowance	(2,343,000)	(2,288,780)	(2,383,580)

	$-	$-	$-

At June 30, 2019 the Company had net operating loss carry-forwards totaling $5,856,587 that, if conditions of the Internal Revenue Codes are met, can be carried forward to offset future earnings. These carry-forwards expire in various amounts through 2029.

F-18

PART III—EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description

2.1	Articles of Incorporation and Amendments
2.2	Bylaws
4.1	Subscription Agreement
10.1	Commitment Letter with BayGrow Solutions, LLC
10.2	Memorandum of Terms with GEC Organics
10.3	Letter of Intent with Bullitt Point Productions, LLC
10.4	Kannabis Kings Term Sheet
12.1	Legal Opinion of Frederick M. Lehrer, P. A.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on August 23, 2019.

(Exact name of issuer as specified in its charter):	SNM Global Holdings

By (Signature and Title):	/s/ Troy Lowman
Troy Lowman
Chief Executive Officer (Principal Executive Officer).

(Date):	August 23, 2019

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature):	/s/ Troy Lowman
Troy Lowman
(Title):	Chief Financial Officer (Principal Financial Officer,
Principal Accounting Officer).

(Date):	August 23, 2019

SIGNATURES OF DIRECTORS:

/s/ Troy Lowman	Date: August 23, 2019
Troy Lowman, Chairman

/s/ Brian Hale	Date: August 23, 2019
Brian Hale, Director

/s/ Michael Gallagher	Date: August 23, 2019
Michael Gallagher, Director

61